                                                                   EXHIBIT 10.64

                              (CARILLON POINT LOGO)

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                         CARILLON PROPERTIES (LANDLORD)

                       AND CLEARWIRE CORPORATION (TENANT)

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
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
1.   Lease Data and Exhibits.............................................     1
     (a)  Development, Building, Premises................................     1
     (b)  Premises.......................................................     1
     (c)  Space Pocket...................................................     1
     (d)  Tenant's Pro Rata Share........................................     1
     (e)  Tenant's Pro Rata Share of Development Common Areas............     1
     (f)  Term, Commencement and Expiration Dates........................     1
     (g)  Basic Rent.....................................................     1
     (h)  Adjustments to Basic Rent......................................     3
     (i)  Base Year......................................................     3
     (j)  Prepaid Rent...................................................     3
     (k)  Letter of Credit...............................................     3
     (l)  Security Deposit...............................................     3
     (m)  Rent Abatement.................................................     3
     (n)  Exhibits.......................................................     3

2.   Premises............................................................     4

3.   Rent................................................................     4

4.   Construction of Tenant Improvements.................................     4

5.   Uses................................................................     4
     (a)  General Use....................................................     4

6.   Hazardous Materials.................................................     4
     (a)  Landlord's Right to Cure.......................................     5
     (b)  Landlord's Release.............................................     5
     (c)  Third Parties..................................................     5
     (d)  Complete Agreement.............................................     5

7.   Additional Rent.....................................................     5
     (a)  Tenant Payment.................................................     5
     (b)  Definitions....................................................     5
     (c)  Manner of Payment..............................................     8
     (d)  Proration......................................................     8
     (e)  Landlord's Records.............................................     9
     (f)  Audit Rights...................................................     9

8.   Personal Property Taxes.............................................     9

9.   Taxes on Rent.......................................................     9

10.  Maintenance and Other Services Provided by Landlord.................     9

11.  Assignment and Subletting...........................................    10
     (a)  Prior Written Consent..........................................    10
     (b)  Approval Process...............................................    10
     (c)  Limitation of Landlord's Withholding Consent...................    10
     (d)  Allowed Transfer Requirements..................................    11
     (e)  Processing Fee.................................................    11
     (f)  Subleasing Profits.............................................    11
     (g)  Recapture......................................................    11

12.  Care of Premises....................................................    12

13.  Surrender of Possession.............................................    12

14.  Alterations.........................................................    12

15.  Entry and Inspection................................................    13

16.  Damage or Destruction...............................................    13
     (a)  Damage and Repair..............................................    13
     (b)  Business Interruption..........................................    13
     (c)  Tenant Improvements-Alterations-Tenant's Personal Property.....    13

SECTION                                                                     PAGE
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
17.  Indemnification.....................................................    14

18.  Insurance...........................................................    14
     (a)  Liability Insurance............................................    14
     (b)  Property Insurance.............................................    14
     (c)  Insurance Policy Requirements..................................    14
     (d)  Waiver of Subrogation..........................................    14
     (e)  Landlord's Insurance...........................................    15

19.  Advertising and Signs...............................................    15

20.  Insolvency and Liens................................................    15
     (a)  Insolvency.....................................................    15
     (b)  Liens..........................................................    15

21.  Condemnation........................................................    15
     (a)  Entire Taking..................................................    15
     (b)  Partial Taking.................................................    16
     (c)  Awards and Damages.............................................    16

22.  Default.............................................................    16
     (a)  Cumulative Remedies............................................    16
     (b)  Tenant's Right to Cure.........................................    16
     (c)  Vacation and Abandonment.......................................    16
     (d)  Landlord's Re-entry............................................    16
     (e)  Reletting the Premises.........................................    16
     (f)  Right to Perform...............................................    17
     (g)  Late Payments..................................................    17
     (h)  Landlord Default...............................................    17

23.  Subordination to Mortgage...........................................    17

24.  Mortgagee Protection................................................    17

25.  Holdover............................................................    17

26.  Agent...............................................................    18

27.  Notices.............................................................    18

28.  Costs and Attorneys' Fees...........................................    18

29.  Estoppel Certificates...............................................    18

30.  Limitation of Liability.............................................    18

31.  Transfer of Landlord's Interest.....................................    18

32.  Nonwaiver...........................................................    19

33.  Quiet Possession....................................................    19

34.  Letter of Credit / Security Deposit.................................    19
     (a)  Letter of Credit...............................................    19
     (b)  Security Deposit...............................................    19
     (c)  Return of Letter of Credit / Security Deposit..................    19

35.  General.............................................................    20
     (a)  Headings.......................................................    20
     (b)  Heirs and Assigns..............................................    20
     (c)  No Brokers.....................................................    20
     (d)  Identification of Tenant.......................................    20
     (e)  Entire Agreement...............................................    20
     (f)  Severability...................................................    20
     (g)  Force Majeure..................................................    20
     (h)  Changes to Building............................................    20
     (i)  Building Directory.............................................    20
     (j)  Governing Law..................................................    20
     (k)  Corporate Authority............................................    20

SECTION                                                                     PAGE
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
     (l)  Notice Addresses...............................................    20
     (m)  Recordation....................................................    21
     (n)  Time is of the Essence.........................................    21

______        ...........................................................    22
Exhibit A-1   Legal and Development Description..........................    23
Exhibit A-2   Site Layout................................................    24
Exhibit B     Floor Plan.................................................    25
Exhibit C     Tenant Improvements........................................    27
Exhibit D     Additional Provisions......................................    33
Exhibit E     Parking Agreement..........................................    36
Exhibit F     Subordination, Non-Disturbance & Attornment Agrmt..........    38
Exhibit G     Form of Tenant Estoppel Certificate........................    42

                                 CARILLON POINT

                             OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is dated the 12th day of October, 2006, by and between CARILLON PROPERTIES, a Washington general partnership ("Landlord"), and CLEARWIRE CORPORATION, a Delaware corporation ("Tenant").

Landlord and Tenant agree as follows:

     1. Lease Data and Exhibits. The following terms shall have the meanings provided in this Section 1 unless otherwise specifically modified herein:

          (a) Development, Building and Premises. "Development" as used in this Lease means all of the buildings, grounds, streets, parking areas and other improvements comprising the multi-use development known as Carillon Point and located in Kirkland, Washington, legally described on Exhibit A-1 and shown on Exhibit A-2. "Building" as used in this Lease mean Buildings 4000 and 6000 in the Development; the 4000 Building is comprised of approximately 123,500 rentable square feet, and the 6000 Building is comprised of approximately 21,356 rentable square feet.

          (b) Premises. "Premises" as used in this Lease means that space consisting of approximately 47,153 net rentable square feet on the 2nd, 3rd and 4th floors of the 4000 Building (the "4000 Premises") and a maximum of 21,356 net rentable square feet on the 1st and 2nd floors of the 6000 Building (the "6000 Premises"), as outlined on the floor plan attached hereto as Exhibit B. The address of the Premises is 4400 Carillon Point, Kirkland, WA 98033. Landlord warrants and represents that the rentable and usable area of the Premises shall be determined in accordance with the standards set forth in ANSI/BOMA Z65.1-1996, as promulgated by the Building Owners and Managers Association ("BOMA Standard"). Tenant shall have the right, exercisable within forty-five
(45) days after this Lease is fully executed, to remeasure the Premises under the BOMA Standard, within such forty-five (45) day period. In the event that such remeasurement of the Premises by Tenant indicates that the square footage measurement prepared by Landlord produces a square footage number in excess of or lower than three percent (3%) of the square footage number prepared by Tenant, then Landlord, Tenant, and their respective architects shall meet and use good faith efforts to agree upon the square footage of the Premises. If Landlord and Tenant are unable to agree upon the square footage of the Premises within thirty (30) days after receipt of Tenant's remeasurement, then the parties shall mutually select a third architect to measure the Premises using the BOMA Standard and the measurement of the third architect shall be conclusive and controlling. Any payments due to Landlord from Tenant based upon the amount of square feet contained in the Premises shall be proportionally, retroactively and prospectively reduced or increased, as appropriate, to reflect the number of square feet agreed to by Landlord and Tenant pursuant to the provisions of this paragraph.

          (c) Space Pocket. As of the Commencement Date, Tenant is electing to lease only one full floor of the 6000 Building, which is approximately 10,678 rentable square feet. The remainder of the 6000 Premises ("Pocket Space") shall be reserved for Tenant and no Basic Rent or Additional Rent shall be due with respect to the Pocket Space until the earlier of (i) the date Tenant occupies the Pocket Space or (ii) the first day of month thirteen (13) of the Term. Tenant may elect to occupy the Pocket Space in one-half floor increments upon written notice to Landlord ("Tenant's Election Notice") specifying which portion of the Pocket Space Tenant desires to occupy (the "Elected Space"). This Lease shall become effective as to the Elected Space ten (10) business days after the date of Tenant's Election Notice and the Basic Rent and Tenant's Pro Rata Share shall be adjusted accordingly as of such date. Prior to the first day of the thirteenth (13th) month of the Term, Tenant shall not use, occupy or store any furniture or equipment in any portion of the Pocket Space that Tenant has not elected to lease.

          (d) Tenant's Pro Rata Share. Tenant's Pro Rata Share of the 4000 Building is 38.18%. Tenant's Pro Rata Share of the 6000 Building shall be calculated by dividing the rentable square feet of the Premises leased by Tenant by the rentable square feet of the Building, as each may be reasonably determined from time to time by Landlord, in accordance with BOMA International Standards. As of the first day of the thirteenth (13th) month of the Term, Tenant's Pro Rata Share of the 6000 Building shall be 100%.

          (e) Building's Pro Rata Share of the Development Common Areas. The 4000 Building's Pro Rata Share of the Development is 20.93%, and the 6000 Building's Pro Rata Share of the Development is 3.62%, calculated by dividing the rentable square feet of the Building by the rentable square feet of all buildings in the Development (and Landlord shall include a reasonable portion of rentable square feet for the hotel and marina), as each may be reasonably determined from time to time by Landlord, in accordance with BOMA International Standards.

          (f) Term. Commencement and Expiration Dates. The term of this Lease (the "Term") shall commence on the earlier of: (i) October 10, 2006 or (ii) sixty (60) days following the full execution of this Lease, (the "Commencement Date"), and expiring eighty seven (87) months thereafter (the "Expiration Date"), unless earlier terminated as provided herein.

          (g) Basic Rent.

     For the 4000 Premises Tenant shall pay Basic Rent as follows:

               (i) From the Commencement Date and continuing for a period of six
(6) months, Tenant shall pay monthly Basic Rent of Zero and 00/100 Dollars ($0.00) per month based upon S0.00 per rentable square foot of the Premises, which represents a rent abatement equal to $136,350.75 per month.

               (ii) From the seventh (7th) month through the twelfth (12th) month Tenant shall pay monthly Basic Rent of One Hundred Thirty Six Thousand Three Hundred Fifty and 75/100 Dollars ($136,350.75) per month based upon $34.70 per rentable square foot of the Premises.

               (iii) From the thirteen (13th) month through the twenty fourth
(24th) month Tenant shall pay monthly Basic Rent of One Hundred Forty Thousand Two Hundred Eighty and 18/100 DOLLARS ($140,280.18) per month based upon $35.70 per rentable square foot of the Premises.

               (iv) From the twenty fifth (25th) month through the thirty sixth
(36th) month Tenant shall pay monthly Basic Rent of One Hundred Forty-Four Thousand Two Hundred Nine and 59/100 DOLLARS ($144,209.59) per month based upon $36.70 per rentable square foot of the Premises.

               (v) From the thirty seventh (37th) month through the forty eighth
(48th) month Tenant shall pay monthly Basic Rent of One Hundred Forty-Eight Thousand One Hundred Thirty-Nine and 01/100 DOLLARS ($148,139.01) per month based upon $37.70 per rentable square foot of the Premises.

               (vi) From the forty ninth (49th) month through the sixtieth
(60th) month Tenant shall pay monthly Basic Rent of One Hundred Fifty-Two Thousand Sixty-Eight and 43/100 DOLLARS ($152,068.43) per month based upon $38.70 per rentable square foot of the Premises.

               (vii) From the sixty first (61st) month through the seventy second (72nd) month Tenant shall pay monthly Basic Rent of One Hundred Fifty-Five Thousand Nine Hundred Ninety-Seven and 84/100 DOLLARS ($155,997.84) per month based upon $39.70 per rentable square foot of the Premises.

               (viii) From the seventy third (73rd ) month through the eighty seventh (87th) month Tenant shall pay monthly Basic Rent of One Hundred Fifty-Nine Thousand Nine Hundred Twenty-Seven and 26/100 DOLLARS ($159,927.26) per month based upon $40.70 per rentable square foot of the Premises.

          Tenant has elected to receive the abatement of Basic Rent for the 4000 Premises during the fourth (4th) through the sixth (6th) month of the Term. Therefore, the amount of Eleven Thousand Five Hundred Eighty and 62/100 Dollars ($11,580.62) will be added to the monthly Basic Rent due during months thirty seven (37) through eighty seven (87) of the Term.

     For the 6000 Premises Tenant shall pay Basic Rent as follows:

               (i) From the Commencement Date and continuing for a period of six
(6) months, Tenant shall pay monthly Basic Rent of Zero and 00/100 Dollars ($0.00) per month based upon $0.00 per rentable square foot of the Premises, which represents a rent abatement equal to $28,474.67 per month.

               (ii) From the seventh (7th) month through the twelfth (12th) month Tenant shall pay monthly Basic Rent of Twenty-Eight Thousand Four Hundred Seventy-Four and 67/100 Dollars ($28,474.67) per month based upon $32.00 per rentable square foot of the Premises; provided that, such Basic Rent shall be adjusted if Tenant elects to lease Elected Space pursuant to subparagraph 1(c) above.

               (iii) From the thirteenth (13th) month through the twenty fourth
(24th) month Tenant shall pay monthly Basic Rent of Fifty-Eight Thousand Seven Hundred Twenty-Nine and 00/100 DOLLARS ($58,729.00) per month based upon $33.00 per rentable square foot of the Premises.

               (iv) From the twenty fifth (25th) month through the thirty sixth
(36th) month Tenant shall pay monthly Basic Rent of Sixty Thousand Five Hundred Eight and 67/100 DOLLARS ($60,508.67) per month based upon $34.00 per rentable square foot of the Premises.

               (v) From the thirty seventh (37th) month through the forty eighth
(48th) month Tenant shall pay monthly Basic Rent of Sixty-Two Thousand Two Hundred Eighty-Eight and 33/100 DOLLARS ($62,288.33) per month based upon $35.00 per rentable square foot of the Premises.

                    (vi) From the forty ninth (49th) month through the sixtieth
(60th) month Tenant shall pay monthly Basic Rent of Sixty-Four Thousand Sixty-Eight and 00/100 DOLLARS ($64,068.00) per month based upon $36.00 per rentable square foot of the Premises.

                    (vii) From the sixty first (61st) month through the seventy second (72nd) month Tenant shall pay monthly Basic Rent of Sixty-Five Thousand Eight Hundred Forty-Seven and 67/100 DOLLARS ($65,847.67) per month based upon $37.00 per rentable square foot of the Premises.

                    (viii) From the seventy third (73rd) month through the eighty seventh (87th) month Tenant shall pay monthly Basic Rent of Sixty-Seven Thousand Six Hundred Twenty-Seven and 33//100 DOLLARS ($67,627.33) per month based upon $38.00 per rentable square foot of the Premises.

               (h) Adjustments to Basic Rent. If Tenant leases less than 100% of the 6000 Building during the first twelve (12) months of the Term, the Basic Rent for the 6000 Building set forth above shall be adjusted to reflect the actual square footage leased. In the event the precise number of rentable square feet in the Premises cannot be determined as of the date of this Lease, the rentable square feet of the Premises shall be calculated within thirty (30) days of Tenant's occupancy, based on the Final Construction Documents for the Premises, and as reasonably determined by Landlord in accordance with BOMA International Standards. Landlord shall thereafter notify Tenant of any adjustments to Basic Rent calculated by multiplying the recalculated rentable square feet in the Premises by the per rentable square foot Basic Rent.

               (i) Base Year. Basic Rent includes the Base Amount, which shall be the Actual Expenses (as defined in Section 7 below) for the 2007 calendar year (the "Base Year"). In addition to Basic Rent, to the extent that the Actual Expenses for each succeeding Operating Year exceed the Base Amount, Tenant shall pay its Pro Rata Share of such excess as Additional Rent in the manner described in Section 7 below. "Rent" as used in this Lease shall mean Basic Rent and Additional Rent.

               (j) Prepaid Rent. Tenant has deposited with Landlord, and Landlord hereby acknowledges receipt of the sum of One Hundred Sixty-Four Thousand Eight Hundred Twenty-Five and 42/100 Dollars ($164,825.42) to be applied to the Basic Rent for the first month under this Lease for which Basic Rent is due.

               (k) Letter of Credit. Within ten (10) business days after full execution of this Lease by Landlord and Tenant, which 10-day period may be extended for a reasonable period of time if Tenant has applied for the Letter of Credit described in this paragraph and is diligently and in good faith seeking the issuance of the Letter of Credit, Tenant shall deliver to Landlord in the form of an unconditional and irrevocable standby Letter of Credit, a security deposit of in the amount of One Million and No/100 Dollars ($1,000,000.00). The Letter of Credit shall be drawn and administered pursuant to Section 34. The Letter of Credit shall be made in favor of Landlord and shall: (i) be in form and substance acceptable to Landlord in Landlord's reasonable discretion; (ii) be issued by a national banking association maintaining offices in the United States of America acceptable to Landlord in Landlord's reasonable discretion (the "Bank"); (iii) be available for draw by Landlord at an office of the Bank located in the Seattle area in the State of Washington; (iv) be governed by the International Standby Practices set by the International Chamber of Commerce;
(v) provide that Landlord shall be entitled to draw upon the Letter of Credit upon demand, without prior notice to Tenant, upon presentation to the Bank of the Letter of Credit and a statement by Landlord that Tenant is in uncured default under this Lease, but without any other evidence or certificate of the basis for the draw; (vi) permit one draw of the entire amount or partial drawings; (vii) have an initial expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by Bank by notice to Landlord given not less than sixty (60) days prior to its expiration date; (viii) have a final expiration date following all renewals no earlier than sixty (60) days following the end of the Term; and (ix) be transferable and any applicable transfer fees shall by paid for by Tenant. Timely delivery of the Letter of Credit shall, at Landlord's election, (1) be treated as a condition subsequent to the effectiveness of this Lease such that this Lease shall be voidable by Landlord by notice to Tenant if timely delivery of the Letter of Credit does not occur or
(2) be treated by Landlord as a default (with no cure right available to Tenant) under this Lease. If Landlord elects to treat the failure to deliver the Letter of Credit in a timely manner as an uncured default, Landlord may pursue all available rights and remedies, including the right to specific performance.

               (l) Security Deposit. Tenant has deposited with Landlord, and Landlord hereby acknowledges receipt of, the sum of Four Hundred Thirty-Eight Thousand One Hundred Forty-Four and 39/100 DOLLARS ($438,144.39) consisting of two months of Basic Rent (the 24th month's Rent and the 87th month's Rent) to be applied and used pursuant to Section 34.

               (m) Rent Abatement. If at any time during the Term there is an uncured default in payment of Basic Rent for either the 4000 Premises or the 6000 Premises, the abated rent with respect to the 4000 Premises and the 6000 Premises for months 1-6 of the Term shall become immediately due and payable which rent shall have been amortized over the Term at a rate of eight percent (8%) per annum.

               (n) Exhibits. Landlord and Tenant agree that this Lease is further subject to the provisions of the attached Exhibits which are listed below. The provisions of the Exhibits are understood to be an integral portion of this Lease.

Exhibit A-1   -   Legal and Development Description
Exhibit A-2   -   Site Layout
Exhibit B     -   Premises Floor Plan
Exhibit C     -   Tenant Improvements
Exhibit D     -   Additional Provisions
Exhibit E     -   Parking Agreement
Exhibit F     -   Subordination, Non Disturbance and Attornment Agreement
Exhibit G     -   Landlord's Mortgagee's form of Tenant Estoppel Certificate

          2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein set forth herein, the Premises together with the non-exclusive rights of ingress and egress over the Building Common Areas and the Development Common Areas, all as shown on Exhibit A-2 below.

          3. Rent. Tenant shall pay Landlord without notice the Rent, and any other payments due hereunder, from and after the Commencement Date, without deduction or offset in lawful money of the United States of America in advance on or before the first day of each month (or at other dates specified in this Lease) during the Term at Landlord's Notice Address set forth on the signature page, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent for any partial month at the beginning or end of the Term shall be prorated.

          4. Construction of Tenant Improvements.

          With respect to the 4000 Premises, Landlord shall provide to Tenant a total Tenant Improvement Allowance, including the Plan Allowance, of Nine Hundred Ninety Nine Thousand Eighty Five and 50/100 Dollars ($999,085.50).

          With respect to the 6000 Premises, Landlord shall provide to Tenant a total Tenant Improvement Allowance, including the Plan Allowance, of Five Hundred Sixty Six Thousand Three Hundred Sixty Seven and 75/100 Dollars ($566,367.75).

          All Improvements shall be designed and constructed pursuant to Exhibit C.

          5. Uses.

               (a) General Use. The Premises shall be used only for general offices, including without limitation, in support of the sales and service of wireless communication services and equipment and ancillary, incidental purposes which are consistent with applicable zoning and the operation of a first class building (the "Permitted Use") and for no other business or other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No act shall be done in or about the Premises, the Building Common Areas or the Development Common Areas that is unlawful or that will increase the Landlord's then existing rate of insurance, unless Tenant pays all of such increases. Tenant shall not commit, or allow to be committed, any waste upon the Premises, or any public or private nuisance or other act or thing that disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not, without written consent of Landlord, use any apparatus, machinery or device in or about the Premises, other than Tenant's Generator as provided in Exhibit D of this Lease, that will cause any substantial noise, vibration or fumes or disturb the quiet enjoyment of any other tenant in the Building. Tenant shall observe such reasonable and nondiscriminatory rules and regulations concerning Tenant's use, operations, or occupancy of the Premises, the Building Common Areas, or the Development Common Areas, as may be adopted by Landlord from time to time and made available to Tenant by written notice, so long as the same are not inconsistent with this Lease. Tenant, at its own expense, shall comply with all laws, rules, orders, regulations and requirements of any federal, state, county or local governmental authority (collectively, "Requirements") which impose any duty on Landlord or Tenant that arise exclusively from Tenant's use, operations, or occupancy of the Premises, including the Requirements of the Americans with Disabilities Act ("ADA"). Tenant shall indemnify, defend and hold Landlord harmless from any liabilities, damages, obligations, losses, claims, actions, costs or expenses, including attorneys' and other professional fees, arising from any violation of the Requirements by Tenant or its officers, partners, members, employees, contractors, or agents. Landlord represents and warrants to Tenant that as of the Commencement Date, to Landlord's actual knowledge, the Premises shall be in material compliance with ADA Requirements.

          6. Hazardous Materials. Tenant, its officers, partners, members, employees, contractors, or agents shall not cause or permit the escape, disposal or release of any hazardous substances or materials on or in the Development, the Building or the Premises. Tenant, its officers, partners, members, employees, contractors, or agents shall not store or use such hazardous substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such hazardous substances or materials, nor bring into the Development any such hazardous substances or materials, except in amounts which are not subject to regulation. Without limitation, hazardous substances or materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous substances or materials by Tenant, its employees, agents or contractors, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand if such requirement applies to the Premises, a release of hazardous substance or materials is found in such testing and such release was caused by Tenant or its officers, partners, members, employees, contractors, or agents. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any escape, disposal or release by Tenant, its officers, partners, members, employees, contractors, or agents of hazardous substances or materials on the Premises, the Building or the Development. The covenants and indemnities contained in this Section 6 shall survive the expiration or earlier termination of the Term.

          (a) Landlord's Right to Cure. After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises and the Building. However, Landlord shall not be obligated to give Tenant notice and an opportunity to effect compliance if: (i) such delay might result in material adverse harm to Landlord or the Premises, Building or Development, or (ii) an emergency exists. Whether or not Tenant has actual knowledge of the release of hazardous substances or materials on the Premises, the Building or Development caused or otherwise resulting from Tenant's use, operations or occupancy of the Premises, Tenant shall reimburse Landlord for the full amount of all costs and expenses incurred by Landlord in connection with such compliance activities, and such obligation shall continue even after the expiration or earlier termination of this Lease. Tenant shall notify Landlord immediately of any emission, disposal or release of any hazardous substances or materials on the Premises.

          (b) Landlord's Release. Landlord represents and warrants to Tenant that as of the Commencement Date, to Landlord's actual knowledge, there are no hazardous substances on, in, or under the Premises and Landlord has no intent to bring any hazardous substances on, in or under the Premises. Tenant shall not be liable for, and Landlord hereby releases Tenant, its officers, partners, members and employees from all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, arising out of or in connection with any hazardous substances or materials present on or before the Commencement Date on or about the Premises, the Building or the Development, or the violation of any Requirements relating to such hazardous substances or materials, except to the extent that any of the forgoing results from the release or emission of hazardous substances or materials by Tenant, its officers, partners, members, employees, contractors, affiliates, or agents.

          (c) Third Parties. If any hazardous substances or materials (other than hazardous substances spilled into the Carillon Point Marina) are used, disposed of or otherwise occurs within the Premises, the Building, or the Development due to an act or omission of a third party (i.e., a party other than described in the Tenant and Landlord indemnifications set forth above), then all costs of cleanup, repair, remediation and litigation shall be treated as an operating expense for which Tenant shall pay its Pro Rata Share, but there shall be a credit against such operating expenses to the extent Landlord receives compensation or insurance from the third party or insurer for such loss or damage.

          (d) Complete Agreement. This Section 6 constitutes the entire agreement of Landlord and Tenant regarding hazardous substances and materials. No other provisions of the Lease shall apply thereto.

     7. Additional Rent.

          (a) Tenant Payment. From and after January 1, 2008, to the extent that the Actual Expenses for a calendar year exceeds the Base Amount, Tenant shall pay its Pro Rata Share of such excess as Additional Rent.

          (b) Definitions.

               (1) "Actual Expenses" shall mean the actual expenses paid or incurred by Landlord during any Operating Year for the Building Operating Expenses, the Building's Pro Rata Share of the Development Common Area Expenses, and Real Property Taxes.

               (2) "Base Amount" shall mean the Actual Expenses for the Base
Year.

               (3) "Building Operating Expenses" shall mean all expenses paid or incurred by Landlord for maintaining, operating and repairing the Building and the personal property used in conjunction therewith, including, without limitation: the costs of refuse collection, water, sewer, electricity, gas and other utilities; supplies; janitorial and cleaning services; interior and exterior window washing; plant maintenance; services of independent contractors; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Building; insurance deductible payments and premiums on insurance as Landlord in its sole discretion decides to carry; licenses, permits and inspection fees; management fees not to exceed market rates, but in no event greater than five percent (5%) of gross revenues; legal and accounting expenses; the amortized amount of capital improvements constructed after completion of the Building determined by dividing the capital improvement costs by the useful life of the capital improvements that Landlord reasonably determines will preserve the Building as a Class A office building; Maintenance Reserves, costs arising from any Requirements requiring changes to the Building, including, without limitation, the ADA; and any other expense or charge whether or not hereinabove described, which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Building, subject to the Building Operating Expense Exclusions:

                    (A) costs to replace the foundation and structural portions of the exterior walls and roof of the Building, or to comply with any Requirement applicable to the Building or the Development Common Areas prior to the date of this Lease;

                    (B) payments of principal and interest charges incurred on debt, or depreciation expenses;

                    (C) the wages and benefits of any employee who does not devote substantially all of his or her time to the Development unless such wages and benefits are appropriately prorated:

                    (D) costs of any items for which Landlord is entitled to receive an unqualified reimbursement from insurance proceeds, from a tenant, or from any third party;

                    (E) legal fees and costs, settlements, judgments or awards arising out of negotiations or disputes with any other tenant or potential tenant of the Building;

                    (F) marketing costs, brokerage fees, leasing commissions, legal fees, advertising and promotional expenses specifically designed for marketing and letting space within the Building;

                    (G) costs of electrical, heating, cooling and combined utility services to the extent that such services are separately metered to a premises and paid directly by such tenant; and

                    (H) any item of expense included in the Development Common Area Expenses or Real Property Taxes.

               (4) "Development Common Areas" shall mean the areas in the Development other than the buildings, the parking garages, the hotel and the marina.

               (5) "Development Common Area Expenses" shall mean all expenses paid or incurred by Landlord for maintaining, operating and repairing the Development Common Areas and the personal property used in conjunction therewith, including, without limitation: the cost of maintaining the asphalt drives and parking areas: refuse collection, water, sewer, electricity, gas and other utilities; supplies; janitorial and cleaning services; landscape maintenance; services of independent contractors; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Development Common Areas; insurance deductibles and premiums on insurance which Landlord in its own discretion decides to carry; licenses, permits and inspection fees; management fees; legal and accounting expenses; amortization of capital improvements constructed after completion of the Development determined by dividing the capital improvement costs by the useful life of the capital improvements that Landlord reasonably determines will preserve the Development and the Development Common Areas as a Class A mixed-use complex; costs arising from any Requirements requiring changes in the Development or rearrangements of the Development Common Areas, including, without limitation, costs of compliance with the ADA; and any other expense or charge whether or not hereinafter described, which is in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Development Common Areas, subject to the Development Common Area Expense Exclusions:

                    (A) costs to replace the foundation and structural portions of the exterior walls and roof of a building in the Development, or to comply with any Requirement applicable to the Development prior to the date of this Lease;

                    (B) payments of principal and interest charges incurred on debt, or depreciation expenses;

                    (C) the wages and benefits of any employee who does not devote substantially all of his or her time to the Development unless such wages and benefits are appropriately prorated;

                    (D) costs of any items for which Landlord is entitled to receive an unqualified reimbursement from insurance proceeds, from a tenant, or from any third party;

                    (E) legal fees and costs, settlements, judgments or awards arising out of negotiations or disputes with any other tenant or potential tenant of the Development;

                    (F) marketing costs, brokerage fees, leasing commissions, legal fees, advertising and promotional expenses specifically designed for marketing and letting space within the Development;

                    (G) costs of electrical, heating, cooling and combined utility services to the extent that such services are separately metered and paid directly;

                    (H) all capital expenditures including without limitation,
(i) the original investment in capital improvements, i.e., upon the initial construction of the Premises and Building, and (ii) improvements and replacements, to the extent capitalized on Landlord's records, shall be included only to the extent of a reasonable depreciation or amortization (including interest accruals commensurate with Landlord's interest costs);

                    (I) costs incurred to benefit (or as a result of) a specific tenant or items and services selectively supplied to any specific tenant;

                    (J) expenses for the defense of Landlord's title to the Premises and Building;

                    (K) charitable or political contributions;

                    (L) costs of improving or renovating space for a tenant or space vacated by a tenant;

                    (M) expenses paid directly by Tenant for any reason (such as excessive utility use);

                    (N) any repair, rebuilding or other work necessitated by condemnation, fire, windstorm or other insured casualty or hazard;

                    (O) any other amounts as a result of Landlord's violation or failure to comply with any governmental regulations and rules or any court order, decree or judgment;

                    (P) costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Premises and Building;

                    (Q) any charge for Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business;

                    (R) any increase in insurance premium to the extent that such increase is caused or attributable to the use, occupancy of another tenant;

                    (S) any operating expense representing an amount paid to a related corporation, entity or person which is in excess of the among which would be paid in the absence of such relationship; and

                    (T) any operating expense, cost or fee incurred arising from the Carillon Point Marina.

               (6) Any item of expense included in Building Operating Expenses or Real Property Taxes.

               (7) "Estimated Expenses" shall mean Landlord's estimate of Actual Expenses for a Operating Year minus the Base Amount multiplied by Tenant's Pro Rata Share, to be given by Landlord to Tenant pursuant to Section 7(c) below.

               (8) "Maintenance Reserves" shall mean an amount established for the purpose of paying for repairs, maintenance and replacements to the Building systems in the Building or the Premises incurred on a periodic, but less frequent than annual, basis.

               (9) "Occupancy Adjustment" shall mean that in the event the average occupancy level of the Building for any Operating Year, including the Base Year, was or is not one hundred percent (100%) of full occupancy, then the Actual Expenses that vary with occupancy rates (including, for example, water, power, HVAC and janitorial), for such year shall be proportionately adjusted by Landlord to reflect those costs which would have occurred had the Building been one hundred percent (100%) occupied during such year. Landlord shall use commercially reasonable efforts to minimize Actual Expenses incurred with respect to any vacant space in the Building. In no event shall Landlord be entitled to recover more than one hundred percent (100%) of Actual Expenses actually paid by Landlord.

               (10) "Operating Year" shall mean January 1 through December 31 of each calendar year of the Term.

               (11)"Real Property Taxes" shall mean: (i) the total amount of all real and personal property taxes, assessments, including omit tax, and other governmental impositions and charges of every kind and nature, now or hereafter imposed, including surcharges with respect to the Development (excluding the hotel and the marina) or the use, occupancy or possession thereof; and (ii) taxes on Tenant's Personal Property (as defined in Section 13). which have not been paid by Tenant directly to the taxing authority, as well as any taxes levied or assessed in addition to, in lieu of, or as a substitute for, in whole or part, taxes now levied or assessed or any other tax upon owning, leasing or rents receivable by Landlord from the Development (excluding the hotel and marina), but not including any federal or state or local income tax or inheritance, transfer, gift, succession or franchise taxes imposed on Landlord, all determined with respect to the period for which such taxes are (or would have been if timely levied) due and payable. The Real Property Taxes for the Development (excluding the hotel and marina) shall be allocated amongst the buildings in the Development (excluding the hotel and marina) on a per rentable square foot basis. All assessments shall be paid by Landlord and charged to Tenant in installments over the longest permitted term.

          (c) Manner of Payment. Tenant's payment of Additional Rent shall be made as follows:

               (1) Within ninety (90) days of the commencement of each Operating Year following the Base Year, Landlord shall furnish Tenant a written statement of the Estimated Expenses for such Operating Year and a calculation of the twelve (12) monthly installments of Additional Rent to be paid by Tenant and the deficit, if any, for the first three (3) months of such Operating Year. If at any time or times during a Operating Year it reasonably appears to Landlord that the amount of Actual Expenses will vary from the Estimated Expenses by more than three percent (3%) on an annual basis, then Landlord by written notice to Tenant may revise the Estimated Expenses for such Operating Year and the monthly installments of Additional Rent made by Tenant for the balance of such Operating Year shall be thereafter based on such revised Estimated Expenses.

               (2) Within ninety (90) days after the end of each Operating Year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of Actual Expenses, with a listing of amounts of Actual Expenses in the major categories of Building Operating Expenses, Development Common Area Expenses and Real Property Taxes,
(b) any amount paid by Tenant toward such Additional Rent during such Operating Year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Additional Rent for the current Operating Year.

               (3) If the Statement shows Tenant's estimated payments were less than Tenant's Actual Expenses, less the Base Amount, then Tenant shall pay the difference. If the Statement shows an increase from Tenant's Estimated Expenses, then Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current Operating Year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

               (4) If the Statement shows the Tenant's Estimated Expense payments exceeded Tenant's Actual Expenses, less the Base Amount, then Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

               (5) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one (1) Statement covering Building Operating Expenses, Real Property Taxes, and Development Common Area Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Building Operating Expenses, Real Property Taxes, or Development Common Area Expenses.

          (d) Pro Ration. If the Term ends other than on December 31, Tenant's obligations to pay Estimated Expenses and actual amounts towards Additional Rent for such final Operating Year shall be prorated to reflect the portion of such year included in the Term. Such pro ration shall be made by multiplying (i) the Base Amount (as stated on an annual basis) and (ii) the total estimated or actual Additional Rent for such Operating Year, by a fraction wherein the numerator is the number of days of the Term during such Operating Year and the denominator is 365 days.

          (e) Landlord's Records. The determination of Additional Rent shall be made by Landlord. Landlord or its agents shall keep records for three (3) years after delivery of a Statement, in reasonable detail, showing all expenditures made or items enumerated in the Statement.

          (f) Audit Rights. Tenant may, at Tenant's sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord's records. Such inspection, if any, shall be conducted no more than once each year, during Landlord's normal business hours within twelve (12) months after receipt of Landlord's Statement of Actual Expenses for the previous year, upon first furnishing Landlord at least twenty (20) calendar days prior written notice. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord reasonably disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord's choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment of Basic Rent, Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment of Additional Rent. If the Actual Expenses for any given year are overstated by more than 5%, Landlord shall reimburse Tenant for its reasonable audit expenses, not to exceed Two Thousand and No/100 Dollars ($2,000.00) per audit. For purposes of this subparagraph, the term "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Actual Expenses achieved through the inspection process described in this subparagraph.

     8. Personal Property Taxes. Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all of Tenant's Personal Property as defined in Section 13 below, located on the Premises or in the Building and promptly upon request of Landlord shall provide written proof of such payment. "Personal Property Taxes" shall include all property taxes assessed against Tenant's Personal Property, whether assessed as real or personal property.

     9. Taxes on Rent. The Rent stated herein and any payment provided for in this Lease is exclusive of any sales, business and occupation or other tax or charge upon, based upon or measured by rents payable to Landlord hereunder, the number of employees of Tenant, or any other tax which is not currently in effect. If during the Term any such tax or other charge becomes payable by Landlord to any governmental authority, the Rent hereunder shall be deemed increased by such amount upon twenty (20) days' written notice by Landlord to Tenant. The foregoing does not apply to federal, state, or local income, inheritance, gift, succession or franchise taxes payable by Landlord.

     10. Maintenance and Other Services Provided by Landlord.

          (a) Landlord's Maintenance. Landlord will maintain and repair the foundation, exterior walls and structural portions of the roof of the Building, the other buildings in the Development in a manner customary for Class A office buildings in the Greater Seattle area. In addition, Landlord will provide, maintain, replace the Building systems, including without limitation: electricity for lighting and standard power usage office machines; water and sewer; security system; and mechanical, cooling, heating, and ventilation, at such times as the Landlord normally furnishes this service to other tenants of the Building, but in no event less than normal business hours, and at such temperatures and in such amounts as are reasonably standard for Class A office buildings in the Greater Seattle area. All services including elevator, Building access through the security system, water, and parking, but not including the cooling, heating, and ventilation systems, shall be available at all times. Normal business hours shall be from 7:00 a.m. to 6:00 p.m. on weekdays, and 8:00 a.m. to noon on Saturdays, excluding legal holidays. Landlord shall also provide daily (i.e., five days per week) janitorial service, lamp replacement for building standard lighting, toilet room supplies and perimeter window washing, all with reasonable frequency customary to Class A office buildings in the Greater Seattle area. Unless charged to individual tenants (including the Tenant) as hereinafter provided, the costs of such Landlord services shall be included as "Building Operating Expenses" or "Development Common Area Expenses", as applicable, and paid as Additional Rent pursuant to Section 7.

          (b) Interruption of Services. Except to the extent that loss or damage arise out of or in any way are connected with, or result from the gross negligence, act or omission of Landlord, its officers, agents, contractors or employees, Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike conditions shall be deemed as an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. For those services within Landlord's reasonable control, Landlord will take commercially reasonable steps to correct any interruption of services as soon as practicable; provided, however, in the event there is an interruption of utilities or services caused by the gross negligence or willful misconduct of Landlord, its officers, agents, contractors or employees, which materially affects Tenant's use of the Premises for more than forty-eight (48) hours, Tenant's Rent shall be abated until such time as the utilities or services are restored.

          (c) After-hours' HVAC. Standard operating hours for HVAC are 7:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 12:00 p.m. Saturday. Landlord shall provide mechanical, cooling, heating, and ventilation at times other than normal business hours upon Tenant's written request and reasonable notice to Landlord, and Tenant shall pay the reasonable cost thereof. For after-hour use, the Building HVAC need only be operated for half of each floor to save energy expense. Presently, the cost to operate the HVAC during after-hours is $30.00 per hour for each half of each floor.

          (d) Access. Tenant will have access to its Premises 24-hours per day, seven days per week via proximity card key access system which records the time, date and identification number of all after-hour Building use. Additionally, the Development is patrolled by security personnel 24-hours per day.

          (e) Special Requirements. If Tenant has special mechanical, cooling, heating, ventilation, electrical or other requirements, Landlord shall have the right to approve any modifications or additions to the existing Building systems, in Landlord's sole discretion. The cost of furnishing, installing, operating and maintaining such additional equipment and appurtenances to satisfy these requirements, including separate meters if requested by Landlord, shall be borne by Tenant, with Tenant either paying directly to the utility if separately metered or paying to Landlord as Additional Rent, the reasonable cost of providing such additional services.

     11. Assignment and Subletting.

          (a) Prior Written Consent. Without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall not cause or permit, directly or indirectly, voluntarily or involuntarily, any of the following events (or any amendment to the instrument affecting the same): (i) sale, assignment, hypothecation, mortgage, encumbrance, conveyance or other transfer of the Lease (or any interest therein); (ii) a sublease of the Premises or any portion thereof; or (iii) the use and/or occupancy of the Premises or any portion thereof by anyone other than Tenant (individually referred to as a "Transfer"). Notwithstanding the foregoing, Tenant's Transfer of the Premises to any parent, subsidiary, or affiliate entity, or an entity which directly or indirectly, through one or more intermediaries' controls, is controlled by, or is under common control with Tenant or any successor-in-interest of all or substantially all of the assets or business of Tenant in the market defined by the FCC in which the Property is located as a result of merger, acquisition, consolidation, non-bankruptcy reorganization, or government action, or to a lender in connection with a financing agreement (individually referred to as an "Allowed Transfer"), shall not constitute a "Transfer" for the purpose of this Lease.

          (b) Approval Process. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord the items listed below and Landlord shall approve or disapprove of Tenant's request within thirty (30) days after the date Landlord receives the last of the items listed below:

               (1) A copy of the proposed sublease, assignment, or other transfer agreement at least fifteen (15) business days (but no more than 180 days) prior to the proposed effective date of such instrument. As a condition precedent to any Transfer being effective, the instrument (with this Lease as an Exhibit thereto) shall provide that the sublessee or assignee (the "Transferee") is bound by all of the provisions, terms, covenants, and conditions of this Lease (other than, in the case of a sublease, payment of Rent), that Tenant (and all guarantors) shall continue to be and remain liable hereunder jointly and severally with the Transferee, and that Landlord's consent to the Transfer shall not be deemed a consent to any subsequent Transfer;

               (2) A copy of all material changes to or modifications of the proposed sublease, assignment or other transfer agreement promptly if and when made;

               (3) An original or a copy of the final sublease, assignment or other transfer agreement, duly executed and acknowledged by the Tenant and the proposed Transferee, at least five (5) business days prior to the proposed effective date of such assignment, sublease, or other transfer agreement; and

               (4) Any other items or information Landlord may reasonably request, including, without limitation, sufficient information to permit Landlord to determine acceptability of the financial wherewithal and character of the proposed Transferee.

          (c) Limitation of Landlord's Withholding of Consent. Landlord shall not unreasonably withhold or delay its consent to or approval of any proposed Transfer if all of the following conditions are fully satisfied:

               (1) Tenant has not been in default beyond any applicable cure period in any of its obligations under this Lease during the Term, and Tenant is not in default of its obligations under this Lease at the time of Tenant's request;

                    (2) The use and occupancy of the Premises by the Transferee is consistent with applicable zoning, the applicable Requirements, and is consistent with the nature of Development as a Class A mixed-use office, hotel and retail complex;

                    (3) The proposed assignment or sublease does not conflict with or cause Landlord to be in default under any provision of any other lease for any other part of the Development;

                    (4) The Transferee (and its guarantors, if any,) has or have the financial wherewithal to fully perform the obligations with respect to the proposed assignment, sublease or transfer agreement; and

                    (5) The form and substance of all proposed assignments, subleases, and transfer documents are consistent with the terms of this Lease, and provide that Landlord's consent to the Transfer shall not be deemed a consent to any subsequent Transfer.

          (d) Allowed Transfer Requirements. For an Allowed Transfer to be valid and effective, the following conditions must be fully satisfied:

                    (1) Tenant is not in default beyond any applicable cure period of its obligations under this Lease at the time of Tenant's request;

                    (2) Landlord must have received written notice of Tenant's exercise of its right to enter into an Approved Transfer, including the name and address of the Transferee, or the related or successor entity;

                    (3) Tenant shall have provided Landlord with a copy of the proposed sublease, assignment or transfer agreement which states the effective date of the Allowed Transfer; and

                    (4) Tenant shall have received no monetary consideration for the Lease (other than any portion of the sales proceeds allocated to the Lease in the transfer of all or substantially all of the assets or business of Tenant); and

                    (5) If Tenant has subleased or assigned this Lease to a parent, subsidiary or affiliate of Tenant, the Transferee shall increase the amount of the Security Deposit to include the cost of any unamortized leasing commissions and tenant improvements if so requested by Landlord, in Landlord's sole discretion.

          (e) Processing Fee. Tenant shall pay Landlord a reasonable fee to review the Transfer documentation submitted to Landlord, not to exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00), which fee shall not be applicable in the event of an Allowed Transfer. Such fee shall cover the direct and indirect costs and expenses incurred by Landlord in connection with such review, including but not limited to the following: wages, salaries, and benefits of Landlord's employees; fees for services rendered and costs advanced by architects, engineers, space planners, landscape architects, construction managers, attorneys, real estate consultants, and other professionals; copying and messenger fees; general and administrative expenses.

          (f) Subleasing Profits. Except in the case of an Allowed Transfer, fifty percent (50%) of any rent, additional rent, fee or charge collected from Assignee in excess of the Rent due under the Lease as described in Sections 3 and 7, shall be payable to Landlord as it is collected by Tenant.

          (g) Recapture.

                    (1) Any proposed Transfer shall be subject to Landlord's right to recapture the space proposed for Transfer (the "Recapture Space").

                    (2) If Landlord intends to exercise its right to recapture, Landlord will give notice of such intent within thirty (30) days after Landlord becomes aware that Tenant has made the Recapture Space available for assignment or sublease, or within thirty (30) days after Tenant has requested Landlord's consent to a proposed Transfer, whichever occurs last, provided that in the event that Landlord exercises its right to recapture, Tenant shall have the right to withdraw the proposed Transfer by providing notice of such withdrawal no later than ten (10) business days after receipt of Landlord's notice of exercise of its recapture right in which event Landlord exercise its right to recapture shall be null and void.

                    (3) If Landlord exercises its right to recapture, and Tenant does not timely withdraw the proposed Transfer, Tenant's right to occupy and/or use the Recapture Space shall terminate on the earlier of: the date Landlord begins construction of tenant improvements for the new tenant; or when the lease between Landlord and the new tenant commences (the "Recapture Date").

                    (4) If Landlord exercises its right to recapture, and Tenant does not timely withdraw the proposed Transfer, Tenant's obligation to pay Rent for the Recaptured Space shall terminate on the earlier of: the Recapture Date; or ninety (90) days after Landlord exercises its right to recapture.

     12. Care of Premises. Tenant shall keep the Premises in a reasonably neat, clean and sanitary condition and shall at all times preserve them in good condition and repair, ordinary wear and tear or damage due to casualty or condemnation excepted. If Tenant shall fail to do so, and after expiration of Tenant's cure period, Landlord may at its option place the Premises into said condition and state of repair, and in such case, the Tenant on demand shall pay the costs thereof. Tenant shall reimburse Landlord for the cost of replacing all broken interior or exterior glass with glass of same or similar quality. Tenant shall have no responsibility to perform, repair, maintain or improve any Building system serving the Premises which is located outside the demising walls of the Premises. Landlord shall perform such work and the cost of such work shall be included in Building Operating Expenses and/or Development Common Area Expenses, as applicable.

     13. Surrender of Possession. Subject to the terms of Section 16 relating to damage and destruction, and Section 21 relating to condemnation, upon expiration or termination of the Term of this Lease, whether by lapse of time or otherwise (including any holdover period), Tenant at its expense shall: (1) remove Tenant's personal property which is not attached to the Premises or the removal of which will not damage the Premises, including, but not limited to: wires, data and voice cabling and appurtenant installations related thereto including, without limitation plenums and/or risers (the "Wires"); furniture; equipment; inventory, and all other personal property located on the Premises (collectively, "Tenant's Personal Property"); (2) repair and restore the Premises to a commercially reasonably good condition, reasonable wear tear, and casualty events excepted; and (3) promptly and peacefully surrender the Premises (including surrender of all Tenant Improvements and/or other alterations, additions or improvements installed in the Premises, except Tenant's Personal Property that does not become part of the Building). Any of Tenant's Personal Property left on the Premises after the expiration or termination of the Term shall be deemed to have been abandoned and the property of Landlord to dispose of as Landlord deems expedient, and Tenant shall be liable for all costs associated with the disposal of such Tenant's Personal Property. Notwithstanding the forgoing: (1) Landlord shall have the right, within thirty (30) days of the expiration or termination of the Term of this Lease, to notify Tenant that it intends to reuse all or any portion of the Wires, and in such event such Wires shall remain in the Premises upon surrender; and (2) if the Premises have been improved with Non-Standard Items, upon surrender, Tenant shall pay Landlord an amount equal to the cost to replace all such Non-Standard Items with Building Standard Items, as defined in Section 14 of this Lease, in an amount as reasonably determined by Landlord.

     14. Alterations. Other than the Tenant Improvements, Tenant shall make no additions, changes, alterations or improvements (collectively, "Alterations") to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Notwithstanding the provisions of the previous sentence, Tenant shall have the right, after providing at least ten (10) days' prior written notice to Landlord, but without the necessity of obtaining Landlord's consent, to recarpet, repaint, or to make purely "cosmetic" or "decorative" nonstructural Alterations in and to the Premises that (i) do not include any Non-Standard Items, as defined below, (ii) are not readily visible to the exterior of the Building or the common and public areas thereof, (iii) do not adversely affect the electrical, mechanical, fire or life safety systems within the Building, (iv) do not require the issuance of a building permit, and
(v) do not cost in the aggregate more than One Dollar ($1.00) per square foot per Lease year. In addition, Tenant shall make no Alternations to the Premises which include Non-Standard Items, as defined below, which impact or involve any structural components or the exterior design of the Building, or which require modification of the electrical or mechanical systems pertaining to the Building or the Premises, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

          (a) All Alterations shall be consistent with building standard: ceiling suspension systems and ceilings; fluorescent light fixtures; mechanical cooling, heating and ventilation unit covers; millwork detail; doors and door sills; hardware; hard surface floor tile; and base trim and all materials used shall be of a quality comparable to those in the Premises and Building ("Building Standard Items"). Tenant shall submit to Landlord no later than sixty
(60) days before commencing construction of an Alteration Tenant's plans and/or specifications. To the extent any proposed item of an Alteration is not consistent with Building Standard Items, Landlord shall advise Tenant in writing (collectively, "Non-Standard Items").

          (b) In the event that Tenant Alterations require Landlord's consent, Tenant shall pay Landlord a reasonable fee, not to exceed $1,000.00, to review Tenant's plans and specifications, to inspect the Alterations, and (if Landlord requires that the Alterations be performed under Landlord's supervision) to supervise the Alterations; such fee shall be no less than the amount necessary to cover all direct and indirect costs and expenses incurred by Landlord in connection with such review, inspection, and supervision, including but not limited to the following: wages, salaries, and benefits of Landlord's employees; fees for services rendered and costs advanced by architects, engineers, space planners, landscape architects, construction managers, attorneys, real estate consultants, and other professionals; copying and messenger fees; general and administrative expenses; etc. All Alterations shall be performed in a good and workmanlike manner and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Alterations be performed under Landlord's supervision. If Landlord consents to and/or supervises any such

Alterations by Tenant, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same, except for Landlord's negligent supervision. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Alterations.

          (c) During the construction of Alterations, Tenant shall maintain a safe working environment, including the continuation of all fire and security protection devices, if any, previously installed in the Premises by Landlord.

     15. Entry and Inspection. In recognition of Tenant's proprietary technology and sophisticated and sensitive communications equipment, Landlord, after not less than three (3) days notice and at reasonable times may enter the Premises in the company of Tenant's designated representative for the purpose of inspecting the Premises or the Building subject to Tenant's reasonable security measures; provided, that such entry shall not materially interfere with Tenant's business operations in the Premises; provided further, however, in the event of an emergency, Landlord may immediately enter the Premises, without notice. During any such entry and inspection by Landlord, Landlord shall comply with all requests and procedures of Tenant so as not to interrupt Tenant's business operations, the operations of Tenant's customers or subject Tenant's tangible or intangible property to any risk. Nothing in this Section shall impose upon Landlord any obligation not expressly imposed elsewhere in this Lease. Landlord shall have the right at reasonable times to enter the Premises for the purpose of showing the Premises to prospective purchasers and lenders and to prospective tenants during the period beginning one hundred and eighty (180) days prior to a the expiration or sooner termination of this Lease.

     16. Damage or Destruction.

          (a) Damage and Repair. In case of damage to the Premises or the Building by fire or other casualty, Tenant immediately shall notify Landlord.

               (i) If the cost of restoration as estimated by Landlord shall amount to less than twenty-five percent (25%) of said replacement value of the Building and insurance proceeds sufficient for restoration (including the amount of any deductibles and coinsurance amounts collected by Landlord as Building Operating Expenses) are available, then Landlord shall restore the Building and the Premises to the extent that the improvements to the Premises were either originally provided by Landlord or insured by Landlord, with reasonable promptness, subject to Force Majeure delays and to delays in the making of insurance adjustments, and Tenant shall have no right to terminate this Lease.

               (ii) If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty five percent (25%) of the replacement value of the Building, or if insurance proceeds sufficient for full restoration (including the amount of any deductibles and coinsurance amounts collected by Landlord as Building Operating Expenses) are unavailable for any reason, then Landlord, no later than the sixty (60) days following the date of the damage, shall give Tenant a notice of election to either terminate this Lease or to restore the Building to the extent that the improvements were either originally provided by Landlord or insured by Landlord, in which case this Lease shall remain in full force and effect.

               (iii) During the period of restoration of the Premises, the Rent shall abate for the period during which the Premises are not suitable for Tenant's business needs, but in no event longer than 365 days from the date of the casualty.

               (iv) Notwithstanding subsections (i) and (ii) above, in the event the Building is damaged such that it in Landlord's reasonable opinion it would take more than three hundred and sixty-five (365) days from the date of such damage to restore the Building, then either Landlord or Tenant may elect to terminate this Lease in the manner provided herein. Landlord shall notify Tenant no later than sixty (60) days following the date of the damage if Landlord reasonably concludes the time to complete restoration of the Building will exceed 365 days. Landlord may include in such notice that it desires to terminate the Lease; provided, however, if the Landlord's notice does not include a termination, Tenant may terminate the Lease, by giving written notice to the Landlord within ten (10) days thereafter. In the event either party elects to terminate the Lease, Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent shall be apportioned as of the date of Tenant's surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If neither party elects to terminate the Lease as provided in this subsection (iv), then Landlord shall restore the Premises as described in subsection (ii) above. During the restoration period, Landlord shall make available to Tenant as temporary space at fair market rental (as defined in Exhibit Dl(b), any vacant space in the Development that is not subject to the prior rights of any other tenant.

          (b) Business Interruption. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building. Landlord shall use commercially reasonable efforts to affect such repair promptly.

          (c) Tenant Improvements - Alterations - Tenant's Personal Property. Landlord will carry insurance on the Tenant Improvements constructed pursuant to Exhibit C. Landlord shall not carry, and Tenant shall be responsible for insurance coverage for any Alterations and Tenant's Personal Property. Landlord shall not be obligated, and Tenant shall repair any damage thereto or replace the same.

     17. Indemnification.

          (a) Tenant's Indemnification. Tenant shall indemnify, hold harmless and defend Landlord from and against all liabilities, damages, obligations, losses, claims, actions, costs, or expenses, including reasonable attorneys' and other professional fees and costs, in conjunction with loss of life, personal injury and/or property damage arising out of the occupancy or use by Tenant of any part of the Premises or the Development, to the extent caused by the acts or omissions of Tenant or its officers, partners, members, contractors, licensees, agents, servants, or employees. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Landlord, its officers, partners, members, contractors, licensees, agents, servants, or employees or other tenants of the Building. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building or any other third parties as set forth herein except as otherwise provided in Section 17(b) below.

          (b) Landlords' Indemnification. Landlord shall indemnify, hold harmless and defend Tenant from and against all liabilities, damages, obligations, losses, claims, actions, costs, or expenses, including reasonable attorneys' and other professional fees, in conjunction with loss of life, personal injury and/or property damage, to the extent caused by the acts or omissions of Landlord or its officers, partners, members, contractors, licensees, agents, servants, or employees. The foregoing provisions shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Tenant, its agents or employees or other tenants of the Building.

          (c) General Indemnity Provisions. The indemnities in Section 17(a) and
Section 17(b) above are intended to specifically cover actions brought by the indemnifying party's own employees, and with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Such indemnities are specifically and expressly intended to constitute waivers by the indemnifying party of its immunity, if any, under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the other party with a full and complete indemnity from claims made by the indemnifying party and its employees, to the extent of their negligence. If losses, liabilities, damages, liens, costs and expenses covered by either party's indemnity are caused by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, then the indemnifying party shall indemnify the other only to the extent of the indemnifying party's own negligence or that of its officers, agents, employees, guests or invitees.

     18. Insurance.

          (a) Liability Insurance. Throughout the term of this Lease and any renewal or extension hereof, Tenant at its own expense, shall keep and maintain in full force and effect, a policy of commercial general liability insurance on an occurrence form including a contractual liability endorsement covering Tenant's obligations under Section 17, insuring Tenant's activities upon, in or about the Premises, the Building or the Development against claims of bodily injury or death or property damage or loss with a limit of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and in the aggregate (per policy year) which shall be primary and noncontributory. General Aggregate shall apply on a per location basis. In addition, Tenant shall maintain statutory workers' compensation insurance and employer's liability insurance with statutory limits as required in the state and commercial automobile liability insurance in a form providing coverage not less than the standard commercial automobile liability ISO form CA 00 01 06 92 (or its equivalent) covering all owned, non-owned, borrowed and hired automobiles in a limit of no less than $1,000,000 per occurrence.

          (b) Property Insurance. Throughout the term of this Lease and any renewal hereof, Tenant at its own expense, shall keep and maintain in full force and effect what is commonly referred to as "all risk" coverage insurance or its equivalent (but excluding earthquake and flood) on Tenant's Alterations and Tenant's Personal Property, in an amount not less than the current 100% replacement value thereof.

          (c) Insurance Policy Requirements. All insurance required under this Section shall be with companies rated AX or better in Best's Insurance Guide. No insurance policy required under this Section shall be canceled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or a reduction in coverage except after forty-five (45) days prior written notice to Landlord. Tenant shall deliver to Landlord prior to its entry into the Premises, or the Commencement Date, whichever occurs first, and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and naming Landlord and Landlord's Mortgagee as an additional insureds thereunder. The limits of any required insurance policy shall not limit the liability of Tenant under this Lease.

          (d) Waiver of Subrogation. Notwithstanding any other provision to the contrary herein, Landlord and Tenant release each other, their agents and employees from liability and waive all right of recovery against each other for any loss from perils insured against under their respective policies for damages caused by fire or other perils that are required to be covered by insurance under this Lease, regardless of any fault or negligence. Each party shall use reasonable efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party and shall promptly inform the other if its insurance company refuses to do so. Notwithstanding the foregoing, no such release shall be effective unless and to the extent the aforesaid insurance policy or policies expressly permit such release or contain a waiver of the carrier's right to be subrogated.

          (e) Landlord's insurance. Landlord agrees to maintain such property insurance on the Building which is required by Landlord's first mortgage lender (which currently is carried at 100% replacement cost on a blanket basis with Landlord's other properties), or if no such loan exists, such casualty insurance and all-risk property damage insurance as is determined by Landlord as appropriate to protect against casualty loss and property damage. Landlord shall also obtain and keep in full force (a) a policy of commercial general liability and property damage insurance, (b) loss of rent insurance, and (c) workers' compensation insurance, all such insurance being in amounts and with commercially reasonable deductibles. The cost of such insurance and any other form of insurance carried by Landlord with respect to the Building or the Development shall be included as either part of the Building Operating Expenses or the Development Common Area Expenses.

     19. Advertising and Signs. Except for Tenant's right to install its company name on the monument sign located at the entry of the 6000 Building, which signage shall be at Tenant's sole cost and subject to prior written approval of Landlord, Tenant shall not place on the exterior of the Premises or the Building, or any exterior door or wall or the exterior or interior of any window thereof, or any part of the interior of the Premises visible from the exterior thereof, any sign or advertising matter and shall not place any decoration, letter or other thing of any kind on the glass of any window or door of the Premises, without the prior written consent of Landlord. With respect to any sign or advertising matter or decoration approved by Landlord, Tenant at its sole cost and expense shall maintain the same in good condition and repair at all times. Landlord hereby reserves the exclusive right to use for any purpose whatsoever the roof and exterior of the walls of the Premises or the Building. Landlord reserves the right to temporarily remove Tenant's sign during any period when Landlord repairs, restores, constructs or renovates the Premises or Building. Landlord shall have the right to prohibit any advertising by Tenant that, in Landlord's reasonable opinion, tends to impair the reputation of the Building as a Class A office building. Upon the expiration or sooner termination of this Lease, Tenant at Landlord's request shall remove all signs, advertising matters or decorations at its sole cost and expense and repair any resulting damage to the Premises and the 6000 Building entry monument.

     20. Insolvency and Liens.

          (a) Insolvency. If Tenant becomes insolvent, or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, and any of the foregoing is not dismissed within sixty (60) days thereafter. Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding. In the event of an assumption or assignment by operation of law under the federal Bankruptcy Code or any state bankruptcy or insolvency law and Landlord elects (or is otherwise prevented from electing) not to terminate this Lease, the trustee in assuming this Lease or any assignee thereof shall (a) remedy the Tenant's prior default under this Lease, (b) be bound by and assume all of the terms and conditions of this Lease, (c) provide adequate assurances of future performance of all the terms, conditions and covenants of this Lease, which shall include making the following express covenants to the Landlord; (1) there is sufficient capital to pay all Rent due under the Lease for the entire Term, (2) assumption of the Lease by any assignee will not cause Landlord to be in violation or breach of any provision of any existing lease, finance agreement, or operating agreement concerning or in the Development, and (3) such assumption or assignment by the assignee will not substantially disrupt or impair any existing tenant mix or development plans for the Building or Development.

          (b) Liens. Tenant shall not permit any Lien to be filed against the Development or the Building by reason of obligations incurred by or on behalf of Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability from any such lien. If any Lien is filed against the Development, or the Building by any person claiming by, through or under Tenant, Tenant shall upon request of Landlord, at Tenant's expense, immediately furnish to Landlord a bond in form and amount and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord against all liability, costs and expenses, including attorneys' fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Development or the Building rising from work done or materials provided to and for Tenant, if, and only if, such proceedings suspend the collection thereof from Landlord and neither the Development or the Building nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

     21. Condemnation.

          (a) Entire Taking. If fifty-one percent (51%) or more of the Premises is taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent and other payments shall be paid to that date.

          (b) Partial Taking. In the event of a taking of fifty percent (50%) or less of the Premises, or a portion of the Building or the Development Common Areas not required for the reasonable use of the Premises, this Lease shall continue in full force and effect, and to the extent applicable, Basic Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, and Additional Rent shall be adjusted based on a recalculation of the Building's Pro Rata Share. Rent adjustment shall be effective as of the date title to such portion vests in the condemning authority. In the event of a taking of a portion of the Building or the Development Common Areas required for the reasonable use of the Premises, which cannot be restored or reconstructed except as to materially alter the use of the Premises, Landlord or Tenant may terminate this Lease by notifying the other of such termination within sixty (60) days prior to the anticipated date of vesting of title; and this Lease shall expire on the date vesting of title and the Rent hereunder shall be apportioned as of such date.

          (c) Awards and Damages. Landlord reserves all rights to damages to the Premises, the Building or the Development for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award (except for Tenant's Personal Property and moving expenses Tenant is entitled to as a separate award under state law), and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put but only to the extent that such loss is awarded separately in the eminent domain proceedings and not out of or as part of damages recoverable by Landlord.

     22. Default.

          (a) Cumulative Remedies. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. Notwithstanding the foregoing, Landlord hereby waives any statutory lien rights Landlord may have as to Tenant's client files, records or legal documents.

          (b) Tenant's Right to Cure. Tenant shall have a period of five (5) days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Rent, and other sums due hereunder. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord to Tenant within which to cure any other default hereunder, but with respect to any such default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within a reasonable time not to exceed thirty (30) days and for so long as Tenant is diligently prosecuting the cure thereof. Notwithstanding the foregoing or anything else in this Lease to the contrary, Tenant shall have no cure period with respect to its obligation to deliver a Letter of Credit in the form and within the time period specified in Section 1(k).

          (c) Vacation and Abandonment. Vacation shall mean a prolonged absence from the Premises. Abandonment shall mean an absence from the Premises of thirty
(30) consecutive days or more while Tenant is in default. Any vacation or abandonment by Tenant shall be considered a default with no right to cure, allowing Landlord to re-enter the Premises under this Section 22.

          (d) Landlord's Re-entry. Upon a default by Tenant and the expiration of the applicable cure period without a cure being timely effected, Landlord, besides other rights or remedies it may have, at its option, may terminate Tenant's right to possession of the Premises without terminating this Lease and may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth; or Landlord may terminate this Lease and relet the Premises for the Tenant's account. In the case of any termination or re-entry and/or disposition by summary proceedings or otherwise, all Rent shall become due thereupon and be paid up to the time of such termination, re-entry or dispossession together with such expenses as Landlord may incur for attorneys' fees, advertising expense, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 22(f) hereof, accruing from the date of any such expenditure by Landlord.

          (e) Reletting the Premises. At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys' fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Premises; third, to the payment of Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any months shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. Landlord shall take reasonable steps to relet the Premises as required by law and otherwise mitigate its damages. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the rent thereof, and in no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedies it may have, it may recover from Tenant the present value of the amount of Rent reserved by this Lease for the balance of the Term, as it may have extended, over the then fair market rental value of the Premises for the same period, plus all expenses, including court costs and attorneys' fees incurred by Landlord in the collection of the same discounted to present value. If Landlord elects to relet the Premises without terminating this Lease, then notwithstanding any other provision of this Lease, Landlord agrees that Tenant shall have no liability or obligations for any acts or omissions of any successor tenant of the Premises, or any successor tenant's agents, employees, contractors or invitees.

          (f) Right to Perform. If Tenant shall fail to pay any sum of money, required to be paid by Tenant to a person or entity other than Landlord or shall fail to perform any other act to be performed by Tenant hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord for a monetary default and thirty (30) days for a non-monetary default, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Notwithstanding any other provision hereof, Landlord may undertake repairs in an emergency or to prevent further damage to the Building or Premises without delivery of notice and expiration of the cure period. Landlord shall have (in addition to any other right or remedy of Landlord), the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

          (g) Late Payments. All Rent or other payments that have not been paid within five (5) days of the due date shall bear interest from the date due at twelve percent (12%) per annum or the maximum permitted by law whichever is less. In addition to any interest that may be charged hereunder, if Tenant has been late in any payment more than three (3) times in any twelve (12) month period, then Landlord, at its option, may collect from Tenant a service charge for the collection of any subsequent payment during that twelve (12) month period which is not made within five (5) days of the due date in the amount equal to two percent (2%) of the amount due.

          (h) Landlord Default. If Landlord breaches any covenant or obligation of Landlord under this Lease in any manner and if Landlord fails to cure such breach within thirty (30) days after receiving written notice from Tenant specifying the violation, then Tenant may enforce any and all of its rights and/or remedies provided under this Lease or by law in equity.

     23. Subordination to Mortgage. This Lease shall be subordinate to any mortgage or deed of trust placed at any time on the Building or the Development by Landlord and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage"), but Tenant's rights under this Lease and Tenant's possession of the Premises shall not be disturbed so long as Tenant performs all its obligations under this Lease. At the request of the holder of a Landlord's Mortgage (the "Holder"), Tenant agrees to execute the Holder's standard form of subordination, attornment, and nondisturbance agreement (the "SNDA") acceptable to, and Tenant's agreement to subordinate to any future Landlord's Mortgage is conditioned upon the Holder's execution of such SNDA. Landlord and Tenant acknowledge that the current Holder's form of SNDA is attached hereto as Exhibit
F. If the Holder wishes to have this Lease as a prior lien to the Landlord's Mortgage, it shall be so deemed upon the Holder so notifying Tenant. Tenant in any event shall not terminate this Lease on account of a foreclosure of Landlord's Mortgage or exercise of power of sale under Landlord's Mortgage or deed in lieu of foreclosure, and Tenant shall attorn to the transferee of the Building or Development upon such foreclosure, exercise of power, sale or deed in lieu of foreclosure upon the request of that transferee. Tenant shall properly execute and deliver within ten (10) days of written notice any documents Landlord or Holder may reasonably require to carry out the provisions of this Section 23.

     24. Mortgagee Protection. Tenant agrees to give any Holder, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way notice of assignment of rents and leases, or otherwise) of the address of such Holder. If Landlord shall have failed to cure such default within thirty (30) days the Holder shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

     25. Holdover. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Term. If Landlord consents to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the Holdover, Tenant's holdover shall be a month-to-month tenancy. During such tenancy, Tenant shall pay to Landlord One Hundred Twenty-Five Percent (125%) of the rate of Basic Rent in effect on the expiration or termination of the Term plus all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. If Landlord does not consent to the Tenant's remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover consequential damages suffered by Landlord in the event of Tenant's wrongful refusal to relinquish possession of the Premises. The Basic Rent applicable for the period that Tenant wrongfully remains in possession shall be increased to twice the rate of Basic Rent in effect on the expiration or termination of the Term.

     26. Agent. Skinner Development Company ("SDC") is the Managing General Partner of Landlord. Landlord has appointed SDC as its agent in all matters concerning this Lease, and the Tenant, until notified in writing to the contrary, shall pay all rent and give any notices hereunder to SDC at the address listed below. Tenant may rely upon the authority of SDC to bind Landlord.

     27. Notices. All notices under this Lease shall be in writing and delivered in person or sent by air courier or registered or certified mail, return receipt requested, postage prepaid, to Landlord and to Tenant at the addresses listed below, and to the holder of any first mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given upon the date of acceptance or rejection by the receiving party.

     28. Costs and Attorneys' Fees. If Tenant or Landlord shall bring any action arising out of this Lease, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on commencement of such action.

     29. Estoppel Certificates. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating to the extent accurate: (i) the date this Lease was executed and the date it expires; (ii) the date the Term commenced and the date Tenant accepted the Premises; (iii) the amount of Rent and date of which such Rent has been paid (iv) to the best of Tenant's knowledge this Lease is in full force and effect and has not been assigned, ratified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); (v) this Lease represents the entire agreement between the parties as to the Premises; (vi) all conditions under this Lease to be performed by the Landlord have been satisfied, including, without limitation, all co-tenancy requirements, if any; (vii) all required contributions by Landlord to Tenant on account of Tenant's improvements have been received;
(viii) that as of the date of such request there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (ix) no Rent has been paid more than one month in advance; (x) the amount of the security deposit held by Landlord; and (xi) any other information or items reasonably requested by the holder of Landlord's Mortgage. Landlord's Mortgagee currently requests the form attached hereto as Exhibit G. It is intended that any such statement delivered pursuant to this Section 29 may be relied upon by a prospective purchaser of Landlord's interest, a prospective Holder, or assignee of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within twenty (20) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, and that not more than one-month's Rent has been paid in advance.

     30. Limitation of Liability. Notwithstanding any other Lease provision, all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Development as described on Exhibit A-1 but are made and intended for the purpose of binding only the Landlord's interest in the Development described on Exhibit A-1, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or SDC as its Managing General Partner, or their partners, shareholders, directors and officers or their respective heirs, legal representatives, successors or assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

     31. Transfer of Landlord's interest. In the event of any transfer or transfers of Landlord's interest in the Development, other than a transfer for security purposes only, the transferee shall be deemed to have assumed the obligations and liabilities of Landlord as of the date of such transfer and the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee and the transferee shall assume and agree to perform all obligations of Landlord to be performed from and after the date of transfer.

     32. Nonwaiver. Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

     33. Quiet Possession. Landlord warrants that so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant's quiet possession of the Premises shall not be disturbed by Landlord or others claiming through Landlord.

     34. Letter of Credit/Security Deposit.

          (a) Letter of Credit. As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant shall provide to Landlord the Letter of Credit specified in
Section 1(k). Upon the conclusion of the thirty-sixth (36th) month of the Term, provided that there is no uncured default by Tenant in effect, the original Letter of Credit shall be amended to reduce its amount to Five Hundred Thousand and No/100 Dollars ($500,000.00). Upon the conclusion of the sixtieth (60th) month of the Term, provided that there is no uncured default by Tenant in effect, the original Letter of Credit shall be reduced to Zero Dollars ($0.00) and shall be terminated. Landlord may draw on the Letter of Credit, in an amount reasonably estimated by Landlord to cover the amount necessary to cure the default, including without limitation, reasonable attorneys' fees and costs, at Landlord's election, without advance notice to Tenant at any time or from time to time in the event that (i) Tenant shall default beyond any applicable cure period with respect to any covenant or condition of this Lease, (ii) Tenant, or anyone in possession of the Premises through Tenant, holds over after the expiration or earlier termination of this Lease, (iii) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, (iv) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least sixty (60) days in advance of its expiration date; or (v) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant. Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion. Tenant shall, within fifteen (15) days after Landlord's demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit. If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered a default by Tenant for which no cure period shall be allowed. Additionally, Landlord's draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) days after the expiration or termination of the Term and delivery of possession of the Leased Premises to Landlord in accordance with this Lease. On any request by Landlord made during the Term, Tenant shall cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement.

          (b) Security Deposit. As additional security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant has provided to Landlord the Security Deposit specified in
Section 1, receipt of which is hereby acknowledged. If Tenant shall default beyond any applicable cure period with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, then Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any sum which Landlord may be required to spend or incur by reason of Tenant's default or any other sum which Landlord may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant within five (5) business days of written demand therefore by Landlord shall deposit with Landlord the amount so applied. In the event that there is no uncured default by Tenant in effect upon the twenty-fourth (24th) month of the Term, One Hundred Ninety-Nine Thousand Nine and 18/100 Dollars ($199,009.18) of the Security Deposit shall be applied and credited to Tenant as the Basic Rent for the twenty-fourth (24th) month of the Term, leaving a Security Deposit of Two Hundred Thirty-Nine Thousand One Hundred Thirty-Five and 21/100 Dollars ($239,135.21) until the expiration or sooner termination of the Lease. If Tenant is in default on the expiration or sooner termination of this Lease, Landlord shall refund to Tenant the amount of the Security Deposit in excess of the amount reasonably required to cure such default. In the event of Tenant's default, Landlord's rights to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord for Tenant's default under this Lease.

          (c) Return of Letter of Credit/Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the remaining Security Deposit, without interest, and Letter of Credit to Tenant within twenty (20) business days after the expiration or termination of the Lease.

     35. General.

          (a) Headings. Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          (b) Heirs and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs executors, administrators, successors and assigns.

          (c) No Brokers. Except for Colliers International, Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees from Landlord in respect of the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provision of this paragraph shall not apply to brokers with whom Landlord has an express written brokerage agreement.

          (d) Identification of Tenant. If more than one person executes this Lease as Tenant, (i) each of them is jointly and severally liable for the keeping, observing and performance of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice of refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          (e) Entire Agreement. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant's use of the Building and other matters set forth in this Lease, except for any parking, storage, lease take-over, or marina agreements which may be separately executed by the parties. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

          (f) Severability. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

          (g) Force Majeure. Time periods for Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Landlord's performance is prevented due to circumstances beyond Landlord's control, including without limitation, terrorist attacks, strikes, embargoes, shortages of labor or materials, governmental regulations, acts of God, war or other strife.

          (h) Changes to Building. Landlord shall have the right, from time to time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to change the arrangement or location of the Building Common Areas or the Development Common Areas or any part thereof, including, without limitation, entrances, passageways, doors and doorways, corridors, stairs, toilets, and other similar public service areas, provided that no such changes shall materially interfere with Tenant's business operations in the Premises. Nevertheless, in no event shall Landlord change the arrangement or location of the elevators serving the Premises, make any other change which alters the character of the Building from a Class A building. Landlord may change the name of the Building at any time.

          (i) Building Directory. Landlord shall maintain in the Lobby of the Building at Landlord's sole cost and expense, a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

          (j) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

          (k) Authority. Tenant shall, concurrently with execution of this Lease, deliver to Landlord a certified copy of a resolution of the executive committee or other governing authority of Tenant authorizing or ratifying the execution of this Lease and granting or confirming the authority of the person executing this Lease on behalf of Tenant or provide other evidence of such authority reasonably satisfactory to Landlord. Landlord represents and warrants that it has full right, power, and authority to enter into this Lease. Landlord represents and warrants that it has full right, power and authority to enter into this Lease and that SDC is authorized to execute this Lease as its Managing General Partner.

          (l) Notice Addresses. All notices given under this Lease shall be sent to the addresses set forth on the signature page of this Lease, or to such other address as either party from time to time may provide the other in writing.

          (m) Recordation. Tenant shall not record or file this Lease or any assignment or security document pertaining to this Lease on or with respect to any or all part of Tenant's interest therein without the prior written consent of Landlord, which consent may be subject to conditions as Landlord shall deem appropriate and which may be withheld in Landlord's sole discretion. Upon request of Landlord, however, Tenant shall execute a memorandum or "short form" of this Lease for the purpose of recordation in a form customarily used for such purpose. Such memorandum or short form of this Lease shall describe the parties, the Premises and the term hereof and may, at the Landlord's option, incorporate this Lease by reference.

          (n) Time is of the Essence. Time is of the essence as to the dates and timeframes set forth in this Lease.

IN WITNESS WHEREOF, the Landlord and the Tenant have signed their name and affixed their seals the day and year first above written.

TENANT:                                 LANDLORD:

CLEARWIRE CORPORATION, a Delaware       CARILLON PROPERTIES, a Washington
corporation                             general partnership


By: /s/ Perry Satterlee                 By: SKINNER DEVELOPMENT COMPANY, a
    ---------------------------------       Washington corporation, its Managing
Name: PERRY SATTERLEE                       General Partner
Its: CO-PRESIDENT & CO-CEO

                                        By: /s/ Barbara Leland
                                            ------------------------------------
                                        Name: Barbara Leland
                                        Its: Vice President and General Manager

Address:                                Address:

Clearwire Corporation                   c/o Skinner Development Company
Attn: Clearwire Commercial Real Estate  3240 Carillon Point
4400 Carillon Point                     Kirkland, WA 98033
Kirkland, WA 98033
Telephone: 425-216-7600
Facsimile: 425-216-7900

With a copy to:

Clearwire Corporation
Attn: Legal Department
4400 Carillon Point
Kirkland, WA 98033
Telephone: 425-216-7600

                                    Exhibits

Exhibit A-l   Legal and Development Description
Exhibit A-2   Site Layout
Exhibit B     Premises Floor Plan
Exhibit C     Tenant Improvements
Exhibit D     Additional Provisions
Exhibit E     Parking Agreement
Exhibit F     Subordination, Non Disturbance and Attornment Agreement
Exhibit G     Landlord's Mortgagee's form of Tenant Estoppel Certificate

                                     NOTARY

                              CLEARWIRE CORPORATION

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KNG         )

     On this 12th day of October, 2006, before me, a Notary Public in and for the State of Washington, personally appeared Perry Satterlee, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the Co-President & Co-CEO of Clearwire Corporation, a Delaware corporation, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                        /s/ Lori J. Hawk
                                        ----------------------------------------
                                        Signature of Notary Public


                                        LORI J. HAWK
                                        ----------------------------------------
                                        (Print Name)

(STAMP) NOTARY PUBLIC in and for the State of Washington, residing at LYNNWOOD My appointment expires 12-22-08

                               CARILLON PROPERTIES

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KING        )

     On this 12th day of October, 2006, before me, a Notary Public in and for the State of Washington, personally appeared Barbara Leland, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that she was authorized to execute the instrument, and acknowledged it as Vice President & General Manager of Skinner Development Company, the Managing General Partner of Carillon Properties, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                        /s/ Susan M. Gemmill
                                        ----------------------------------------
                                        Signature of Notary Public


                                        Susan M. Gemmill
                                        ----------------------------------------
                                        (Print Name)

                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at ILLEGIBLE
                                        My appointment expires 2.27.07

(SEAL)                                  Type of Document: Office Lease Agreement
                                        Document Date: 10.12.06
                                        Number of Pages: 43

                                   EXHIBIT A-1

              LEGAL AND DEVELOPMENT DESCRIPTION FOR LEASE AGREEMENT
                    BETWEEN CARILLON PROPERTIES ("LANDLORD")
                      AND CLEARWIRE CORPORATION ("TENANT")

                           DESCRIPTION OF DEVELOPMENT

The Development is a mixed-use project to consist of buildings and uses up to the following sizes: a 100-room hotel; 20,000 square feet of retail space; 20,000 square feet of restaurant space; 430,000 square feet of Class A office building space; a 200-slip marina; and Development Common Areas. The real property is legally described on Exhibit A-1 and the Development, the Development Common Areas and the Building are shown on Exhibit A-2.

                                LEGAL DESCRIPTION

THAT PORTION OF GOVERNMENT LOTS 1 AND 2 IN THE NORTHWEST 1/4 OF SECTION 17, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M.;

TOGETHER WITH BLOCKS "F" AND "G" OF THE SECOND SUPPLEMENTAL PLAT OF LAKE WASHINGTON SHORELANDS:

AND TOGETHER WITH SECOND CLASS SHORELANDS AS CONVEYED BY THE STATE OF WASHINGTON, SITUATE IN FRONT OF, ADJACENT TO, OR ABUTTING THEREON, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE MEANDER CORNER ON THE NORTH LINE OF SAID SECTION, SAID CORNER BEING A BRASS CAP MONUMENT;

THENCE SOUTH 88 36'25" EAST (BEARING REFER TO THE K.C.A.S. MERIDIAN), ALONG THE NORTH LINE OF SAID SECTION, 48.76 FEET;

THENCE SOUTH 01 23'35" WEST 842.60 FEET TO THE INTERSECTION OF THE SOUTH LINE OF THE NORTH 842.60 FEET OF SAID GOVERNMENT LOT 1 WITH THE WESTERLY RIGHT-OF-WAY LINE OF LAKE WASHINGTON BLVD, NORTHEAST (SR 908) AND THE TRUE POINT OF BEGINNING;

THENCE NORTH 88 36'25" WEST, ALONG SAID SOUTH LINE, 562.00 FEET TO THE INNER HARBOR LINE AS DEFINED BY THE STATE OF WASHINGTON IN 1920 AND 1921;

THENCE SOUTH 01 09'29" WEST, ALONG SAID INNER HARBOR LINE, 1531.93 FEET;

THENCE CONTINUE ALONG SAID INNER HARBOR LINE SOUTH 13 degrees 10'38" EAST 84.06 FEET TO THE INTERSECTION OF A LINE THAT IS PARALLEL WITH THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTH 1/2 OF SAID GOVERNMENT LOT 2 EXTENDED WESTERLY IS 75.00 FEET SOUTH OF THE INTERSECTION OF SAID NORTH LINE WITH SAID WESTERLY RIGHT-OF-WAY LINE OF LAKE WASHINGTON BLVD. NORTHEAST (SR 908) AS MEASURED ALONG SAID RIGHT-OF-WAY LINE;

THENCE SOUTH 88 51 '33" EAST, ALONG SAID LINE, 889.31 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF SAID LAKE WASHINGTON BLVD. NORTHEAST (SR 908);

THENCE NORTH 03 09'13" WEST, ALONG SAID WESTERLY RIGHT-OF-WAY LINE, 462.20 FEET;

THENCE CONTINUE ALONG SAID RIGHT-OF-WAY LINE NORTH 86 degrees 50'47" EAST 10.40 FEET;

THENCE CONTINUE ALONG SAID WESTERLY RIGHT-OF-WAY LINE NORTH 03 09' 13" WEST
313.01 FEET;

THENCE CONTINUE ALONG SAID WESTERLY RIGHT-OF-WAY LINE ON A TANGENT CURVE TO THE LEFT IN A NORTHWESTERLY DIRECTION, HAVING A RADIUS OF 542.96 FEET, THROUGH A CENTRAL ANGLE OF 32 42'07" AN ARC DISTANCE OF 309.90 FEET;

THENCE CONTINUE ALONG THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF SAID LAKE WASHINGTON BLVD. NORTHEAST (SR 908) NORTH 35 degrees 51'20" WEST 67.87 FEET;

THENCE CONTINUE ALONG SAID RIGHT-OF-WAY LINE ON A TANGENT CURVE TO THE RIGHT IN A NORTHWESTERLY AND NORTHERLY DIRECTION, HAVING A RADIUS OF 602.96 FEET, THROUGH A CENTRAL ANGLE OF 27 42' 10" AN ARC DISTANCE OF 291.53 FEET;

THENCE CONTINUE ALONG SAID WESTERLY RIGHT-OF-WAY LINE NORTH 08 09'11" WEST
234.43 FEET TO THE TRUE POINT OF BEGINNING;

EXCEPT THAT PORTION HEREOF LYING NORTH OF THE SOUTH LINE OF THE NORTH 1,076.80 FEET OF SAID GOVERNMENT LOT 1 AND ITS WESTERLY PROLONGATION;

AND EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF KIRKLAND FOR ROAD PROPOSES BY DEED RECORDED UNDER RECORDING NO. 8907281497;

SITUATED IN THE CITY OF KIRKLAND, COUNTY OF KING, STATE OF WASHINGTON.


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
Landlord's Initials                     Tenant's Initials

                                   EXHIBIT A-2

                         SITE LAYOUT FOR LEASE AGREEMENT
                    BETWEEN CARILLON PROPERTIES ("LANDLORD")
                       AND CLEARWIRE CORPORATION("TENANT")

The building referenced herein as the 6100 Building is instead the 6000
Building.

                                    SITE PLAN

                                   (SITE PLAN)


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
Landlord's Initials                     Tenant's Initials

                                    EXHIBIT B

                     FLOOR PLAN FOR LEASE AGREEMENT BETWEEN
                        CARILLON PROPERTIES ("LANDLORD")
                       AND CLEARWIRE CORPORATION ("TENANT")

                                PREMISES LOCATION

4000 PREMISES - 47,153 RSF / 41,370 USF

        2nd Floor                  3rd Floor                  4th Floor
-----------------------    ------------------------   ------------------------
Approximately 5,075 RSF    Approximately 21,039 RSF   Approximately 21,039 RSF
Approximately 4,476 USF    Approximately 18,447 USF   Approximately 18,447 USF

6000 PREMISES - 21,356 RSF / 18,785 USF

        1st Floor                 2nd Floor
------------------------   ------------------------
Approximately 10,678 RSF   Approximately 10,678 RSF
Approximately 9,393 USF    Approximately 9,392 USF

                                   FLOOR PLAN

Tenant hereby acknowledges and agrees that Tenant has not had an adequate opportunity to measure the Premises and to verify the figures set forth in this Lease for Rentable Square Feet and Usable Square Feet, using whatever methods, means, devices and/or personnel Tenant might have desired. Except as provided in paragraph 1 (b), Landlord and Tenant hereby agree to be bound by such figures under the terms of this Lease, notwithstanding the fact that measuring the Premises using different methods, means, devices, and/or personnel might yield different results.

                     (Area represents approximate Premises)

                                  (FLOOR PLAN)

                                  (FLOOR PLAN)


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
Landlord's initials                     Tenant's Initials

                                    EXHIBIT C

                     TENANT IMPROVEMENTS FOR LEASE AGREEMENT
                    BETWEEN CARILLON PROPERTIES ("LANDLORD")
                      AND CLEARWIRE CORPORATION ("TENANT")

1. BUILDING SHELL & CORE IMPROVEMENTS PROVIDED BY LANDLORD AS OF THE COMMENCEMENT DATE

     Landlord has constructed and will provide the following Building Shell & Core Improvements:

     A. STRUCTURE: Completed structural and architectural systems consisting of structural steel frame and metal deck/concrete floors with brick and aluminum window systems enclosure.

          1) FLOOR LOADS. Floor load capacity is 80 lb. live plus 20 lb. partition as approved by Landlord's structural engineer.

          2)   CEILING HEIGHTS.

               4000 Building. Typical floor to floor structure height is 12'-4". Design ceiling heights are 8'-9".

               6000 Building. Typical floor to floor structure height is 8'6" on both floors.

          3) CEILING. Suspended 2' x 2' acoustical ceiling grid and tiles are installed.

          4) WINDOW TREATMENT. One inch vertical blinds at exterior windows are provided.

     B.   BUILDING SHELL & CORE AREAS:

          1) LOBBIES. Main entry and elevator lobbies are complete and include the following finishes: vaulted plaster ceilings, cove ceiling lighting, automatic fire doors, bronze elevator fronts, fabric wall covering and carpet.

          2) TOILET ROOMS. Core toilet rooms are complete and include the following finishes: ceramic tile floors and wainscot, painted gypsum wallboard ceilings, stone counters, prefinished metal toilet partitions, plumbing fixtures and toilet accessories.

          3) CORE AND PERIMETER WALLS. Core walls and doors are installed and finished. Metal studs and insulation are provided over exterior structure at perimeter and sill walls.

     C. SIGNAGE: Building shell signage includes core area identification signage, required life safety signage, main entry lobby tenant directory and Landlord will provide to Tenant, at Landlord's cost and expense, building standard tenant suite signage.

     D.   ELEVATORS:

          4000 Building. Building 3000 and Building 4000 each have a Fujitec 4000 pound capacity freight elevator, with a cab size that measures 6'6" x 6'6" x 8'9" with a door opening width that measures 3'6". The balance of the elevators in the Development are Fujitec 3,000 pound capacity, traction/geared elevators with a cab size that measures 4'-8" X 6'-8" X 8'-6" with a door opening width that measures 3'-6". Elevator door and frame finish is bronze #4 Muntz.

          6000 Building. Both elevators in the 6000 Building are hydro-mechanical "Dover" elevators. Elevator No. 1 (passenger car) has a weight limit of 3,000 lbs. and the interior of the car measures 4'6" depth, 6'6" width and 7'3" height. Elevator No. 2 (freight car) has a weight limit of 8,000 lbs. and the interior of the car measures 9' depth, 6' width, 9'6" height. The freight car also opens to the loading dock at the south end of the 6000 Building.

     E.   MECHANICAL/HVAC SYSTEM:

          4000 Building. The Building HVAC system is a Variable Air Volume System fed from individual, self contained, water cooled air conditioning units. Each VAV zone is controlled by its own thermostat. All air handling units are equipped with an outside air economizer cycle to maximize fresh air intake. Each floor in a Building is fed from a separate air handling unit with the exception of the first and second floor in Buildings 3000, 4000, and 5,000 which share a single unit for both floors. Additional cooling may be available in the form of hydronic heat pumps connected to a Building condenser water loop.

          6000 Building. The 6000 Building HVAC system's water source heat pump connected to the Building's condenser water loop. Constant volume fresh air is supplied by a heating/ventilating unit. Each individual heat pump is controlled by its own thermostat. Additional cooling may be available in the form of adding more water source heat pumps connected to the Building's condenser water loop.

               Cooling tower capacity for each Building in nominal tons of cooling on a design day (90 degrees) is as follows:

          Building 1000 - 272 tons
          Building 2000 - 211 tons
          Building 3000 - 500 tons
          Building 4000 - 311 tons
          Building 5000 - 350 tons
          Building 6000 - 210 tons

          Each of the self contained HVAC units is fitted with a hot water heating coil served by a gas fired boiler. These heating coils maintain night time minimum temperatures and provide morning warm-up service. Additional heating loads are handled by electrical fan powered terminals included in perimeter VAV zone boxes.

          The Building HVAC system is controlled by a Direct Digital Controlled energy management system which includes remote monitoring and diagnostic capabilities.

          Terminal units are installed and connected; thermostats provided at VAV box.

     F. PLUMBING: Building plumbing includes all waste, water and fixtures for main lobby and core area floor toilet rooms. Waste and water connection stubs are also provided at core areas.

     G. FIRE SPRINKLER AND LIFE SAFETY SYSTEM: Building fire sprinklers are installed on a light hazard basis in conformance with the NFPA Section 13 with one pendent head for each 190 s.f.. Smoke detectors and evacuation horns are located in elevators and at lobbies and corridors.

     H. SECURITY SYSTEM: An access control card reader system is provided at the main entry lobby doors and in each elevator cab. The access control system can be programmed to provide limited access to each tenant floor. Card reader access is also provided at assigned building parking structures.

     I. ELECTRICAL: An electrical room is located on Tenant's floor and is provided with a 480/277 volt electrical panel with 42 available circuits and a 120/208 volt panel also containing 42 available circuits. Both a 277 volt lighting grid and a 120/208 outlet power grid are installed on Tenant's floor.

          HVAC VAV/Zone distribution and heating terminals are circuited and connected.

     J. TELEPHONE: Telephone trunk line service for the Building is provided to the main telephone room located on Level One. A telephone equipment backboard is installed at each electrical room tenant floors, and conduit sleeves are provided for telephone riser cables. Telephone risers shall be provided by telephone company serving Tenant.

     K. EXISTING IMPROVEMENTS: All existing improvements in the Premises beyond those Building Shell & Core Improvements specifically identified above, are defined as "Existing Improvements". The Existing Improvements are a part of the Premises and the cost to demolish such Existing Improvements, to the extent applicable, will be included in the Initial Tenant Improvement Work as provided in Section 3 below.

2.   TENANT IMPROVEMENTS PROVIDED BY LANDLORD

     Landlord agrees to provide Tenant with a tenant improvement allowance package consisting of a Cash Allowance and a Plan Allowance (collectively, the "Tenant Improvement Allowance") as follows:

          PLAN ALLOWANCE: Landlord shall provide $0.15 per useable square foot of the Entire Premises ($9,023.25), as specified in Exhibit B, to be used solely for developing Tenant Plans.

          CASH ALLOWANCE: For the 4000 Premises, Landlord shall provide $24.00 per useable square foot of the Premises ($992,880.00) and $30.00 per useable square foot of the 6000 Premises ($563,550.00), as specified in Exhibit B, to be used solely toward the construction of those Tenant's Improvements detailed in the Tenant's Plan, as such terms are defined below.

     All Tenant Improvements shall be consistent with Building Standard Items, as defined in the Lease, and shall be mutually agreed upon by Tenant and Landlord in the manner described in this Exhibit C. In the event the cost of developing the Tenant Plans or constructing the Tenant Improvements does not utilize the applicable portion of the Tenant Improvement Allowance, the balance shall be retained by Landlord. All costs and fees to complete the Tenant Plans over and above the Plan Allowance shall be the sole responsibility of Tenant. Tenant shall have the right to apply the Cash Allowance as described above towards costs associated with any portion of the 4000 or 6000 Premises. In the event the cost of constructing the Tenant Improvements exceeds the Tenant Improvement Allowance, the excess cost shall be the sole responsibility of Tenant. Tenant's Wires, as defined in
     Section 13 of the Lease, and Tenant's Personal Property, shall be installed by Tenant at Tenant's sole cost and expense.

3.   INITIAL TENANT IMPROVEMENT WORK

     The cost of any and all permits or changes, relocations or other modifications to the Building Shell & Core Improvements or the Existing Improvements, and all excise tax and sales tax applicable to the same, incurred by Landlord prior to constructing the Tenant Improvements shall be paid for from the Cash Allowance portion of the Tenant Improvement Allowance, and the balance, if any, at Tenant's sole cost and expense, except at the election of Tenant, Landlord at its sole cost and expense shall demolish the existing improvements in Building 6000. If Tenant elects to have Landlord demolish the improvements, the Building 6000 shall be delivered to Tenant in the condition as described in Cl above including the building standard ceiling grid tiles, lighting fixtures, electrical runs to the Premises and HVAC sufficient to handle heating and cooling requirements on the floor per the terms of this Lease.

     No later than thirty (30) days after the Commencement Date, Tenant may elect to have Landlord remove the raised floors in Building 6000 and install new flooring with the result that floor structure height in Building 6000 will be commensurate with that of Building 4000. Upon receipt of Tenant's timely notice of such election, Landlord shall complete the removal and conversion of the floor structure height no later than thirty
     (30) days after the date of receipt of Tenant's notice. Landlord shall provide Tenant with the specifications for the raised floor and its load factor.

4.   DESIGN OF TENANT IMPROVEMENTS

     Tenant may employ Landlord's office planner/architect to prepare Tenant Plans, unless Tenant wishes to retain the services of another qualified office planner/architect, which shall be reasonably approved by Landlord (the "Architect"). The Architect shall prepare all of the architectural and design documents, including without limitation: the Basic Space Plan and the Final Construction Documents as described below (collectively the "Tenant Plans"), necessary to construct the Tenant Improvements. All of the Tenant Plans shall be approved by Landlord, pursuant to subsection F. below. Landlord shall make available to the Architect current drawings of the Building Shell & Core Improvements, and any revisions thereto, and shall confer with the Architect as reasonably requested. The Architect shall determine that the work shown on the Tenant Plans is compatible with the Building Shell & Core Improvements. In the event the Tenant Plans require a modification to the Building Shell & Core Improvements or require Tenant to utilize a Building system beyond the capacity allocated by Landlord to the Premises, such modifications must be specifically included in the Tenant Plans and are subject to the approval of Landlord pursuant to subsection F. below.

     On or before the dates indicated below, Tenant shall supply Landlord with one reproducible copy and one black line print of the following:

     A.   BASIC SPACE PLAN:

          A Basic Space Plan which shall consist of an architectural floor plan which show partition layout, quantities and locations of doors and relites and identify each office, room or area with a specific function. The Basic Space Plan must also clearly identify and locate equipment requiring plumbing, mechanical or electrical service areas subject to above normal loads, special openings in the floor and other special features. Upon receipt of the Basic Space Plan, Landlord shall notify Tenant within ten (10) business days thereafter of any items in the Basic Space Plan which are not acceptable to Landlord, in Landlord's reasonable judgment, or shall approve such Basic Space Plan. In the event of Landlord's reasonable objection, Tenant shall, within five (5) business days thereafter, resubmit the Basic Space Plan to Landlord revised to conform with Landlord's reasonable objections. In the event the resubmitted Basic Space Plan does not address Landlord's objections and are not acceptable to Landlord, each day of delay in finalizing the Basic Space Plan shall be considered a Tenant Delay as defined below.

     B.   FINAL CONSTRUCTION DOCUMENTS:

          Based on the Basic Space Plan, as approved by Tenant and Landlord, the Architect shall produce the Final Construction Documents that shall include the following:

          1) Architectural floor plans which locating and dimensioning partition layouts, relite and door locations, built-in cabinetry and other special features.

          2) Structural plans and specifications as required by applicable codes, governing authorities and/or at the request of Landlord.

          3) Power, lighting, telephone and computer plans which indicate number, location and type of power, telephone and computer outlets and other items requiring electrical power.

          4) Final reflected ceiling plans, which locate, describe, and dimension ceiling systems and any special or accent lighting.

          5)   Door and hardware schedules and details.

          6) Room finish, color schedule and specifications for interior finishes including floors, walls, ceilings and trim.

          7) Construction notes and specifications for all material and equipment to be provided and/or installed by Landlord.

          8) Construction and cabinet work details for stairs, wall and floor openings, special equipment and all cabinet and millwork items.

          Upon receipt of the Final Construction Documents, Landlord shall notify Tenant within ten (10) business days thereafter of any items in the Final Construction Documents that are not acceptable to Landlord, in Landlord's reasonable judgment, or of Landlord's approval. In the event of Landlord's reasonable objection, Tenant shall within five (5) business days thereafter resubmit the Final Construction Documents to Landlord revised to conform with Landlord's reasonable objections. In the event the resubmitted Final Construction Documents do not address Landlord's objections and are not acceptable to Landlord, each day of delay in finalizing the Final Construction Documents shall be considered a Tenant Delay as defined below.

     C.   EXISTING CONDITIONS

          Prior to the preparation of the Tenant Plans, the Architect shall visit the Premises to verify and confirm that the Building Shell & Core Improvements are in the condition set forth in Section 1 above and that none of the Tenant Improvements shall cause any conflict with or delay to existing Landlord construction in the Building and/or adjacent leasehold improvements. Tenant shall notify Landlord within five (5) days of such Architect's visit of any discrepancy; otherwise, Landlord shall be conclusively deemed to have met its obligations to Tenant as to the condition of the Building Shell & Core Improvements.

     D.   UTILITY SERVICES

          All utility services to and within the Premises are subject to the capacities of existing Building Shell & Core Improvements as identified in Section 1 above, and, as to HVAC as allocated by Landlord to Premises, as well as the availability of service from local serving utilities. For the 4000 Premises, Landlord has allocated 110 tons of HVAC capacity to the Premises, and for the 6000 Premises Landlord has allocated 210 tons of HVAC capacity to the Premises. To the extent that Tenant submits Tenant Plans that, if approved by Landlord, would exceed the existing Building capacity or the HVAC allocation, as a condition for approval, Landlord may require that Tenant pay an amount specified in Landlord's approval as a condition of Tenant completing such Tenant Improvements or installing such equipment in the Premises. In addition, Tenant, at its own expense, shall either reimburse Landlord or provide and install any equipment necessary to adapt or increase such existing services to Tenant's requirements.

     E.   STRUCTURAL CRITERIA

          All construction of the Tenant Improvements, and installation of the Tenant's fixtures and equipment (the "Tenant fixtures") shall be in accordance with manufacturers recommendations, applicable building codes and the specifications as specifically noted in the Tenant Plans. Tenant shall request in writing Landlord's prior written approval for the construction or installation of any Tenant Improvements or Tenant Fixtures that could exceed 75 lb. per square foot. Under no circumstances shall Tenant be permitted to make penetrations in or to attach or hang any item to or from the Building or the Premises ceiling, soffit, fascia, columns, piping, ductwork, metal or concrete floor deck or metal or concrete roof deck or lateral support structure, unless otherwise specifically permitted by Landlord in writing.

     F.   LANDLORD APPROVALS

          Landlord's approval of each stage of the Tenant Plans shall not be unreasonably withheld or delayed, but may be subject to certain conditions, including, without limitation, the structural criteria and the utility utilization criteria referenced above. As part of the comment and approval process, Landlord reserves the right to require Tenant to remove certain specified Tenant Improvements and Tenant Fixtures in addition to those required under Section 13 of the Lease, including, but not limited to, the following items: _________________. Notwithstanding any other provision in the Lease, Landlord's approval or disapproval of any stage of the Tenant Plans, or any changes or modifications requested pursuant to Section 5.B below, shall be in Landlord's sole and absolute discretion if Tenant's proposed work would (i) require modifications to the exterior or structural component of the Building, (ii) exceed the capacity of the Building systems or the amount of HVAC capacity allocated to Tenant; (iii) require modification to the Building Shell & Core Improvements; or
          (iv) delay the Date of Substantial Completion of the Premises or any Landlord's construction in any other part of the Building.

5.   CONSTRUCTION OF TENANT IMPROVEMENTS

     A.   SELECTION OF CONTRACTOR

          During completion of Tenant's Final Construction Documents and approval thereof by Landlord and Tenant, Landlord shall provide Tenant with bid proposals containing the price to complete construction of the Tenant Improvements, by trade and subcontractor, and the estimated Date of Substantial Completion from not less than three (3) contractors acceptable to Landlord. Concurrent with completion of Tenant's Final Construction Documents, Tenant shall notify Landlord in writing of Tenant's choice of contractor (the "Contractor"). Upon Landlord and Tenant approving a bid proposal, Landlord shall authorize the Contractor to complete the Tenant Improvements in accordance with the bid proposal.

     B.   CHANGES

          Tenant, in conjunction with the written authorization for the Contractor to proceed, or during the course of constructing the Tenant Improvements, may delete or modify any of the specifications set forth in the Final Construction Documents with the approval of the Landlord. However, Tenant shall be responsible for any costs, including costs arising from delays in completing the Tenant Improvements, due to such changes. Landlord shall have the right to disapprove any change, and may authorize the Contractor to cease work in completing the Tenant Improvements until such time as:

          1. All changes have been incorporated into "Revised Final Construction Documents".

          2. Revised Final Construction Documents have been approved in writing by Tenant and Landlord.

          3. Landlord receives written acceptance by Tenant of revised construction cost.

          4. Tenant provides Landlord with authorization to proceed with construction according to the Revised Final Construction Documents. In the absence of such written authorization to proceed, Landlord shall not be obliged to begin or continue work on the Tenant Improvements and Tenant shall be responsible for any and all costs due to or resulting from a delay in the Date of Substantial Completion.

     C.   WARRANTY

          Tenant shall be a third party beneficiary of all warranties and any rights received by Landlord from the Contractor with respect to workmanship and materials supplied in connection with the construction of the Tenant Improvements. Landlord shall use reasonable efforts to cause such construction to be performed in a good and workmanlike manner, consistent with the bid proposal, but Landlord shall have no liability for Contractor's breach of the bid proposal and makes no express or implied warranties or representations regarding materials, design or workmanship of the Tenant Improvements.

     D.   TENANT'S ENTRY TO PREMISES

          Tenant shall be permitted to enter the Premises at reasonable times prior to the anticipated Date of Substantial Completion without any obligation to pay Rent, but otherwise subject to the terms of this Lease, for the purpose of inspecting the Tenant Improvements and installing Tenant Fixtures. All such entry shall be scheduled through Landlord, at a mutually agreeable time, and in no event shall such entry interfere with or delay completion of the Tenant Improvements or any other work by Landlord in the Building.

     E.   ACCEPTANCE OF PREMISES

          Contractor shall complete the Tenant Improvements in conformance with the Final Construction Documents, and in the bid proposal approved in writing by Tenant and Landlord. Upon notice from Landlord, Landlord and Tenant shall jointly conduct a "walk through" inspection of the Premises and prepare a "punch-list", as that term is used in the construction industry, of any defects in the Premises to be corrected by the Contractor. Landlord shall make reasonable efforts to cause the punch-list items to be corrected within thirty (30) days after such inspection. Any defects in the Premises which are reasonably discoverable on the walk through inspection which are not included on the punch-list shall be deemed waived, and the Premises shall be deemed accepted by Tenant in their then condition, except for the listed punch-list items. Neither the punch-list nor Tenant's acceptance of the Premises shall be deemed a waiver of any right Tenant may have to require that defects in the Premises, which were not reasonably discoverable on a "walk through" inspection, be repaired by Contractor. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall cause such defect to be repaired as soon as practicable. The existence of such punch-list items shall not postpone the Commencement Date of this Lease nor the obligation of Tenant to pay Rent. Tenant shall be responsible for any damage caused due to Tenant's move into and/or taking possession of the Premises. Notwithstanding anything contained herein to the contrary, Landlord warrants that, to Landlord's actual knowledge, as of the Commencement Date, (a) the heating, ventilating and air conditioning systems, electrical system and plumbing are in good working order, and in a good state of repair, and (b) the Premises are in compliance with all governing codes, including without limitation, laws pertaining to disabled access and state and federal laws pertaining to hazardous materials and, if Landlord's warranty is found to be untrue, Landlord shall be responsible to bring the Premises into compliance with the applicable laws or regulations in existence as of the Commencement Date.

6.   PAYMENTS

          If Tenant uses Landlord's Architect, Tenant shall remit to Landlord any additional cost to complete the Tenant Plans over and above the Plan Allowance within twenty (20) days of receiving an invoice therefore.

          In the event the approved bid proposal price exceeds the Cash Allowance, payment to Contractor shall be made pro rata by Landlord and Tenant, with Landlord and Tenant each withholding its pro rata share of the five percent (5%) retainage. Tenant shall remit its payment to Landlord for all work in progress within fifteen (15) days after receipt of monthly progress payment requests from Landlord. Final billing shall be rendered and payable within fifteen (15) days after acceptance of the Premises by Tenant in the manner provided in
          Section 5.E above. Retainage by Landlord and Tenant shall be released and remitted with the final billing. In the event of any "punch-list" items, a portion of the retainage equal to the cost to complete each outstanding punch-list item may be retained by Tenant until such punch-list item is complete.


/s/ Illegible                            /s/ Illegible
-------------------------------------    ---------------------------------------
Landlord's Initials                      Tenant's Initials

                                    EXHIBIT D

                    ADDITIONAL PROVISION FOR LEASE AGREEMENT
                    BETWEEN CARILLON PROPERTIES ("LANDLORD")
                      AND CLEARWIRE CORPORATION ("TENANT")

     D1. Options to Extend Term.

     (a) Exercise of an Option to Extend Term. If Tenant has not been in default beyond any applicable cure period in any of its obligations under this Lease during the Term, or as extended, and Tenant is not in default beyond the applicable cure period of its obligations under this Lease at the time of Tenant's exercise, then Tenant shall have two (2) options to extend the Term for the entire Premises (individually, an "Option", or collectively, the "Options") each for a five (5) year period (individually, an "Extended Term", collectively, the "Extended Terms") upon compliance with this Section. Tenant shall exercise each Option by delivering written notice to Landlord of such exercise not less than twelve (12) months prior to the end of the Term, or as it may be extended. If Tenant fails to give its written notice by said time, then the Option(s) shall immediately lapse and terminate without any further notice or action by Landlord. The period of each exercised Option shall be included within the meaning of "Term." All terms and conditions of this Lease shall apply during the entire Term as extended by Tenant's exercised Option(s), except Basic Rent shall be established as provided in Subsection (b) or (c) below and any obligation of Landlord as to a Tenant Improvement Allowance or the construction of Tenant Improvements pursuant to Exhibit C shall not apply. The Options are granted specifically to the named Tenant entity and any entity arising from an Allowed Transfer, and no assignee, subtenant or successor through a Transfer shall hold the Options unless Landlord expressly grants such Options to the assignee, subtenant or successor.

     (b) Basic Rent During Extended Term. The annual Basic Rent to be paid in each year of each Extended Term shall be equal to the annual fair market rental (the "AFMR") for recent lease renewals of comparable office space in the Development, taking into consideration the additional rent then being charged to other tenants in the Development and other relevant factors, but in no event shall the Rent during any year of an Extended Term be less than the Rent being paid to Landlord in the last twelve months of the then Term. Tenant may request not earlier than twelve (12) months prior to the expiration of the Term Landlord's opinion as to the amount of AFMR and Basic Rent due and payable by Tenant during each year of the applicable Extended Term. Landlord shall provide to Tenant such opinion within thirty (30) days thereafter. After receiving Landlord's determination of AFMR and Basic Rent, Tenant shall have the right any time prior to the expiration of the Option to notify Landlord in writing that it is exercising its Option and: (i) that Tenant accepts Landlord's determination of AFMR and annual Basic Rent during the applicable Extended Term, in which event Landlord and Tenant shall enter into an amendment to this Lease so specifying the annual Basic Rent; or (ii) notify Landlord that Tenant disagrees with Landlord's determination of the AFMR and wishes to utilize the appraisal process pursuant to Subsection (c) below.

     (c) Appraisal. If Tenant does not agree as the Landlord's determination of AFMR, then the AFMR for the Extended Term shall be established by a rental study by appraisers as provided herein. The appraisal determination shall be completed on or before sixty (60) days after Tenant exercises each Option (the "Exercise Date"). The parties shall use their best efforts to designate a single licensed M.A.I. appraiser, but if the parties are unable to agree upon a single appraiser within ten (10) days after the Exercise Date, then Landlord and Tenant each shall immediately designate an M.A.I. appraiser having at least ten (10) years experience appraising office rental property in the greater Seattle metropolitan area. The two appraisers designated shall then immediately designate a third appraiser similarly qualified. Within thirty (30) days of being chosen, the appraiser(s) shall promptly conduct an independent rental study and narrative comparison of the AFMR for each year of the applicable Extended Term for comparable office space in the Development, taking into account such facts as are appropriate and customary in establishing an AFMR. In the case of a single appraiser, the appraiser shall deliver his or her opinion directly to the Landlord and Tenant. In the case of three appraisers, as soon as the studies are complete, the appraisers shall meet and attempt to reach agreement upon the AFMR for the Premises during the applicable Extended Term. If the appraisers are unable to agree, then the two rates closest in amount for each year of the applicable Extended Term shall be mathematically averaged and that average shall be the AFMR for determining Basic Rent for the Premises. Each party shall pay the cost of its own appraiser and shall pay one-half the costs of the third appraiser. If the appraisal determination is not completed within sixty (60) days after the applicable Exercise Date, and as extended by one day for each day Landlord delays naming its appraiser after then tenth (10th) day following the Exercise Date, Tenant agree to accept the Basic Rent for each lease year at the Basic Rent determined by Landlord.

     D2. Moorage. Subject to availability, Tenant shall have the right to rent during the Term, at Landlord's prevailing market rate as it may be adjusted from time to time, two (2) slips in Landlord's marina. This right shall be exercised by Tenant's notifying Landlord's of its election to lease a slip, and if such slip is available, Tenant's contemporaneous execution of a separate Marina Lease, with marina rent commencing upon the execution of the Marina Lease. If a slip is not available, Tenant shall have a priority on the marina waiting list to rent a slip, with priority ahead of the general public, but behind any tenant of the Development who has previously been added to the waiting list. Tenant's priority shall be subject to any priorities granted by Landlord to other tenants or marina tenants or condominium purchasers within the Development.

     D3. Rules and Regulations for Development Common Areas. Tenant, including, without limitation, its officers, partners, members, agents, employees and independent contractors, shall comply with the rules and regulations that Landlord may from time to time promulgate and/or modify which are not inconsistent with the terms of this Lease, are commercially reasonable and which do not discriminate against Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, so long as the rules and regulations apply to all office tenants in the Development. Landlord shall use reasonable efforts to insure performance of the rules and regulations, and Tenant shall notify Landlord of any nonperformance by any tenant of which Tenant is aware, but Landlord shall not be liable to Tenant for any damages due to any nonperformance of the rules and regulations.

     D4. Sorting and Separation of Refuse and Trash. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the demised Premises in accordance with a collection schedule prescribed by law.

     Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse, or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this article, and, at Tenant's sole cost and expense, shall indemnify, defend, and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

     D5. Right of First Offer. If Tenant has not been in default beyond any applicable cure period in any of its obligations under this Lease during the Term, and Tenant is not in default beyond the applicable cure period of its obligations under this Lease at the time of Tenant's exercise, during the Term, Tenant shall have the on-going Right of First Offer ("ROFO") to lease any space that becomes available in the 4000 Building and that is not subject to the prior rights of any other tenant in the Development (the "ROFO Space"). When Landlord is notified that space will be available, prior to marketing the space for lease, Landlord shall notify Tenant in writing of the size, location, Landlord's reasonable determination of the annual fair market rental (the "AFMR") for recent leases of comparable office space in the Development, taking into consideration the additional rent then being charged to other tenants in the Development and other relevant factors, date of availability, length of term and other material business terms. Tenant shall then have ten (10) days to exercise its ROFO. If Tenant does not notify Landlord in writing that it elects to lease the ROFO Space within the ten (10) day period, then Landlord thereafter may lease the ROFO Space to a third party without any further notice to or right of Tenant.

     If Tenant exercises its ROFO, Landlord and Tenant shall enter into a Lease Amendment stating the Basic Rent and Base Year as determined by the AFMR, the Tenant's Pro Rata Share adjusted to reflect the additional rentable square feet, and such other terms as contained in Landlord's notice and otherwise, Tenant shall let the ROFO Space on the same terms and conditions as this Lease, except that the provisions of Exhibit C shall not apply.

     D6. Right to Use Building Roof. Subject to the terms of this Paragraph D6, Tenant, at its sole cost and expense, shall have a non-exclusive license to install on the roof of the 4000 Building and the exclusive right to install on the roof of the 6000 Building, communication antennas and any cabling and conduit reasonably necessary to connect the rooftop antenna equipment to Tenant's equipment on and within Tenant's Premises in a location reasonably acceptable to Landlord and Tenant (the "Equipment"). Prior to the installation of the Equipment, in addition to the location of the Equipment, Landlord must approve drawings submitted by Tenant showing the Equipment to be installed, method of installation, connectors to electrical services, conduit to the Premises in the Building, and such other information concerning the installation, use and maintenance of the Equipment which Landlord may reasonably request. The installation work shall be performed by Landlord's roofing contractor and done in a manner which does not invalidate any roof warranty then in effect, and Tenant will repair any damage to the roof or roof structure caused by such installation. Tenant shall obtain all permits and approvals required by any governmental entities to install, operate or maintain the Equipment. At its sole cost and expense, Tenant shall maintain the Equipment and comply with all the laws, rules, regulations, ordinances and standards of all governmental authorities having jurisdiction over the Equipment or the Building. Tenant shall be responsible for all roof repair and additional maintenance costs, if any, attributable to the Equipment and Tenant's use of the Building roof pursuant to this Paragraph D6. Tenant shall pay for all utilities used or consumed in connection with the Equipment and pay all personal property taxes, if any, separately assessed with respect to the Equipment. The Installation, maintenance and use of the Equipment shall not in any way interfere with the systems of the Building or the Development or the quiet enjoyment by any other tenant or occupant of the Building or the Development, including without limitation the use of computers, television, radio, telephone and other communications equipment and any other communications apparatus now or hereafter located on the roof of the Building or elsewhere in the Development. If Landlord receives complaints regarding interference with reception from another tenant with equipment installed prior to the commencement of this Lease, and Landlord reasonably believes the source of the interference is the Equipment, Tenant shall take all steps necessary to stop the interference. Within thirty (30) days following expiration or earlier termination of this Lease, Tenant shall remove the Equipment, repair any damage caused by such removal and restore the roof and any other affected areas of the Building to a condition at least as good as its condition immediately prior to the installation of the Equipment, ordinary wear and tear excepted. Landlord agrees that Tenant and its agents and employees shall have reasonable access to the roof and other Common Areas of the Building to facilitate the installation, use and maintenance of the Equipment and the removal of the Equipment.

          D7. Back-up Power. Subject to the terms of this Paragraph D7, Tenant, at its sole cost and expense, shall have a non-exclusive right to install an emergency power generator and associated equipment (the "Generator") at a mutually acceptable location adjacent to the 6000 Building, together with the right of access to the conduit connecting the Generator to the Premises for purposes of use, maintenance, replacement and repair of the contents of the conduit or the conduit; provided that Landlord makes no representation or warranty that there is any such conduit or as to the condition of such conduit. Notwithstanding the foregoing, in no event shall the Generator be placed in a location which would, in Landlord's reasonable opinion, disrupt operations or otherwise interferes with other tenant's use and occupancy of the Development and/or enjoyment of the Common Areas. Prior to the installation of the Generator, in addition to the location, Landlord must approve drawings submitted by Tenant showing the Generator to be installed, method of installation, connectors to electrical services, conduit to the Premises, and such other information concerning the installation, use and maintenance of the Generator which Landlord may reasonably request. Tenant shall obtain all permits and approvals required by any governmental entities to install, operate or maintain the Generator. At its sole cost and expense, Tenant shall maintain the Generator and comply with all the laws, rules, regulations, ordinances and standards of all governmental authorities having jurisdiction over the Building applicable to the use, operation or maintenance of the Generator. Tenant shall be responsible for all additional maintenance costs, if any, attributable to the use, operation or maintenance of the Generator. Tenant shall pay for all utilities used or consumed in connection with the Generator and any all personal property taxes, if any, separately assessed with respect to the Generator. The Generator shall be used only for periodic testing and in the event Tenant's primary electrical service is interrupted. All testing shall take place at times reasonably acceptable to Landlord to minimize interference with other tenants. The Installation, maintenance and use of the Generator shall not in any way interfere with the systems of the Building or the Development or the quiet enjoyment by any other tenant or occupant of the Building or the Development. Tenant shall within thirty (30) days following expiration or earlier termination of the Lease, remove the Generator, repair any damage caused by such removal and restore the affected areas of the Building or the Development to a condition at least as good as its condition immediately prior to the installation of the Generator, ordinary wear and tear excepted. Landlord agrees that Tenant and its agents and employees shall have reasonable access to the Common Areas of the Building or the Development to facilitate the installation, use and maintenance of the Generator and the removal of the Generator.

          D8. Good Faith. Whenever this Lease grants Landlord or Tenant the right to take action, exercise, discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act in good faith.

          D9. Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, whether the cause of any damages, loss or liability is insurable, insured or not insured, foreseen or unforeseen, in no event shall either party be responsible or liable to the other party for anticipatory profits or any indirect, special, incidental or consequential damages of any kind or nature arising directly or indirectly in connection with the construction, use or operation of the Premises or the exercise of any rights related thereto. The foregoing shall apply regardless of the fault, negligence or strict liability of either party and shall apply whether such losses or damages are based on an action or claim in contract or tort, including negligence, strict liability or otherwise.

          D10. Storage Space. Subject to availability, Landlord can provide on-site storage space in the 5000 Building in increments of 50 square feet to 250 square feet. Landlord's current market rate for storage is $17.00 per square foot per year.

          D11. Conflict. In the event of any conflict between the terms of this Exhibit D and any other provision of the Lease, the provisions of Exhibit D shall prevail, but the provisions of Exhibit C shall prevail if any conflict exists between Exhibit C and Exhibit D.


/s/ Illegible                        /s/ Illegible
----------------------------         -------------------------------------------
Landlord's Initials                  Tenant's Initials

                                    EXHIBIT E

                      PARKING AGREEMENT FOR LEASE AGREEMENT
                    BETWEEN CARILLON PROPERTIES ("LANDLORD")
                      AND CLEARWIRE CORPORATION ("TENANT")

E1. Landlord hereby grants Tenant and persons designated by Tenant a license to use the P-4000 and P-6000 Parking Garages located at Carillon Point, Kirkland, WA 98033. The term of this license shall be the same duration as the Term. Tenant shall have the right to use up to 3.75 parking permits per 1,000 usable square feet of the Premises. Therefore, from the Commencement Date, Tenant shall have the license to use up to two hundred twenty six (226) parking stalls. Tenant shall pay in advance, on or before the first day of each month, a parking charge equal to the use of each of the then available stalls per month based upon the rate schedule below. Tenant's parking rights shall be twenty-four (24) hours per day/seven (7) days per week.

          From the Commencement Date through Month 24 of the Term, Tenant shall pay $75.00 per parking stall per month plus Washington State Sales Tax.

          From Month 25 through Month 36 of the Term, Tenant shall pay $100.00 per parking stall per month plus Washington State Sales Tax.

          From Month 37 of the Term through the Expiration Date of the Lease, Tenant shall the monthly charges established from time to time by Landlord for parking in the Garage, per stall per month, plus Washington State Sales Tax, not to exceed five percent (5%) annual increases. Adjustments to the monthly parking charge for each parking stall shall only be made after twenty (20) days written notice by Landlord.

No deductions from the monthly charge shall be made for days on which the Garage is not used by Tenant. However, Tenant may reduce the number of parking stalls which Tenant is using, at any time, by providing at least twenty (20) days advance written notice to Landlord, accompanied by any Key-card, sticker or other identification or entrance system provided by Landlord or its parking contractor.

E2. Tenant shall pay Landlord's monthly charges established from time to time by Landlord for VIP parking stalls in the Garage, on a per stall per month basis, plus Washington State Sales Tax. Such VIP permits shall be provided and used on the terms and conditions of this Parking Agreement.

E3. Tenant may from time to time, request additional parking permits, up to .75 stall per 1,000 useable square feet (45 stalls) over and above their allotment, and if Landlord shall provide the same, such monthly parking charges shall be at one hundred twenty five percent (125%) of the market rate as determined by Landlord as Landlord shall establish from time to time. For any parking stalls provided over the additional allotted amount described above, the charge for said stalls shall be at Landlord's market rates. Such additional parking permits shall be provided and used on the terms and conditions of this Parking Agreement.

E4. Tenants shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Garage. Landlord reserves the right to adopt, modify and enforce reasonable Parking Rules governing the use of the Garage from time to time, including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth hereinafter as Schedule 1 are currently in effect. Tenant agrees to acquaint with these Rules all person to whom Tenant assigns a parking stall. Landlord may refuse to permit any person who violates such Rules to park in the Garage, and any violation of the Rules shall subject the car to removal from the Garage.

E5. Tenant may validate visitor parking by such reasonable methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. The parking stalls hereunder shall be provided on an unreserved "first-come, first-served" basis. Except for gross negligence or acts or omissions of Landlord, its officers, agents, contractors or employees, Landlord shall have no liability whatsoever for any damage to property or any other items located in the Garage or for any personal injuries or death arising out of any matter relating to the Garage (a "Garage Claim"). In all events, except to the extent that claims arise out of or in any way are connected with, or resulting from the gross negligence, act or omission of Landlord, its officers, agents, contractors or employees, Tenant hereby agrees releases, indemnifies and agrees to hold Landlord harmless from a Garage Claim and agrees to look to its liability and property insurance carrier for payment of any losses sustained in connection with Tenant's, its employees, agents or invitees use of the Garage, and Tenant hereby waives on behalf of its liability and property insurance carriers all rights of subrogation against Landlord.

E6. Landlord reserves the right to assign specific stalls and to reserve stalls for visitors cars, handicapped persons and for other tenants, guests for tenants or other parties, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved stalls, provided that such actions do not reduce the above referenced ratio of parking permits available for Tenant's use. Landlord also reserves the right to close all or any portion of the Garage in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Garage, provided Tenant is provided with substitute parking at the above referenced parking ratio within the Development, or if required by Force Majeure or other reason beyond Landlord's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis. If, for any other reason, Tenant or persons properly designated by Tenant, shall be denied access to the Garage, and Tenant or such persons shall have complied with the Agreement and this Agreement shall be in effect, Landlord's liability shall be limited to such parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking which amount Landlord shall pay upon presentation of documentation supporting Tenant's claims in connection therewith.

E7. If Tenant shall default this Parking Agreement, which default results in an illegal or potentially unsafe or hazardous situation, Landlord shall have the right, upon first providing not less than two (2) business days' notice to Tenant, to remove from the Garage any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on thirty (30) days written notice, unless within such thirty (30) day period Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than three times (3x) during any twelve (12) month period, the next default of such term or condition during the succeeding twelve month period, shall, at Landlords election constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall constitute a default under this Agreement, and any default under the Parking Agreement shall be a default under the Lease.

                                 CARILLON POINT

                                   SCHEDULE 1
                              PARKING GARAGE RULES

A.   Attended Garage hours shall be 7am to 7pm, Monday through Friday.

B. Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

C.   All directional signs and arrows must be observed.

D.   The speed limit shall be 5 miles per hour.

E. Stalls reserved for handicapped parking must be used only by vehicles properly designated.

F. Parking is prohibited in all areas not expressly designated for parking, including without limitation: (i) areas not striped for parking; (ii) aisles; (iii) where "no parking" signs are posted; (iv) ramps; and (v) loading zones.

G. Monthly parkers must park their vehicles in the Parking Garage specified in the Parking Agreement.

H. Tenant must complete a card-key application form prior to receiving a parking permit.

I. Parking permits or any other devices or forms of identification or entry supplied by Landlord shall remain the property of Landlord. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

J. Garage managers or attendants are not authorized to make or allow any exception to these Rules.

K.   Every parker is required to park and lock his own car.

L. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to the Tenant Service Center.

M. Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking stalls may be used only for parking automobile.


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
Landlord's Initials                     Tenant's Initials

                                    EXHIBIT F

        SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT FOR LEASE
               AGREEMENT BETWEEN CARILLON PROPERTIES ("LANDLORD")
                      AND CLEARWIRE CORPORATION ("TENANT")

GRANTOR/TENANT:               __________________________________________________

GRANTEE/LENDER:               TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
                              AMERICA

Legal Description:

          Abbreviated Form: PORTION OF GOVERNMENT LOTS 1 AND 2 IN THE NORTHWEST 1/4 OF SECTION 17, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M.

                              Additional legal is on Exhibit A to document.

Assessor's Tax Parcel ID #:   172505-9058-09 & 172505-9120-03

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement" is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York Corporation with offices at 730 Third Avenue, New York, New York 10017 ("Lender") and ________________ with its principal place of business at _______________ ("Tenant").

                                    RECITALS:

     A. Lender has made a loan (together with all advances and increases, the "Loan") to Carillon Properties, a Washington general partnership ("Borrower").

     B. Borrower, as landlord, and Tenant have entered into a lease dated _____________ as amended by amendment(s) dated __________(The "Lease") which leased to Tenant Suite No. ________located in the Property (defined below).

     C. The Loan is or will be secured by the (Open-End) Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of King, State or Commonwealth of Washington (together with all advances, increases, amendments or consolidations, the "Mortgage") and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the "Assignment"), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the "Rent").

     D. The Mortgage encumbers the real property, improvements and fixtures located at 1000-7000 Carillon Point in the City of Kirkland, County of King, State or Commonwealth of Washington, commonly known as Carillon Point, and described on Exhibit "A" (the "Property").

     IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

     1. The lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender's rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent.

     2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender. Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

     3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

     4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

          (a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case

Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

          (b) If Lender or any other entity (a "Successor Landlord") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "Foreclosure"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

          (c) If, notwithstanding the foregoing, the Lease is terminated as a result of Foreclosure, a lease between Successor Landlord and Tenant will be deemed created on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

     5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

     6. Successor Landlord will not be:

          (a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

          (b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

          (c) bound by any amendment, renewal, or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed by both Tenant and landlord;

          (d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender's prior consent;

          (e) bound by any reduction of the term(1) of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender's prior consent;

          (f) bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

          (g) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

          (h) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

          (i) bound by any such obligations provided for in the Lender-approved form lease;

          (ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

          (iii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds; or

          (i) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires right, title or interest to the off-site property.

     7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be

----------
(1) For purposes of this subparagraph "the term of the Lease" includes any renewal term after the right to renew has been exercised.

     necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

     8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

     9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

     10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

     11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

     12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

     13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

     14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

     IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of ______________, 20___.

LENDER:                                 TENANT:

TEACHERS INSURANCE AND ANNUITY          ----------------------------------------
ASSOCIATION OF AMERICA, a New
York corporation                        ----------------------------------------


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                    (EXAMPLE)

                                     NOTARY

STATE OF ___________________________ )
                                     )ss.
COUNTY OF __________________________ )

     On this _________ day of __________________________, 20__, before me, a
Notary Public in and for the State of ________________________, personally appeared _____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that _____ was authorized to execute the instrument, and ackowledged it as the ______________________________ of TEACHERS INSURANCE AND ANNUITY ASSOCIATION to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                        ----------------------------------------
                                        Signature of Notary Public

                                        ----------------------------------------
                                        (Print Name)

                                        NOTARY PUBLIC in and for the State
                                        of ___________, residing at ____________
                                        My appointment expires _________________

STATE OF ___________________________ )
                                     )ss.
COUNTY OF __________________________ )

     On this ______ day of __________________, 20__, before me, a Notary Public in and for the State of ________________, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that ________ was authorized to execute the instrument, and acknowledged it as the _____ of _______________ to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                        ----------------------------------------
                                        Signature of Notary Public

                                        ----------------------------------------
                                        (Print Name)

                                        NOTARY PUBLIC in and for the State
                                        of ___________, residing at ____________
                                        My appointment expires _________________


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
Landlord's Initials                     Tenant's Initials

                                    (EXAMPLE)

                                    EXHIBIT G

                       FORM OF TENANT ESTOPPEL CERTIFICATE

          FOR LEASE AGREEMENT BETWEEN CARILLON PROPERTIES ("LANDLORD")
                      AND CLEARWIRE CORPORATION ("TENANT")

                                                            Date: ______________

Teachers Insurance and Annuity
   Association of America
730 Third Avenue
New York, New York 10017
Attn: Ms. Yelena Kharnas

                                                    RE: TIAA Mtge. #000387801
                                                        Carillon Point
                                                        1000-6000 Carillon Point
                                                        Kirkland, WA 98033

          It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

          The undersigned, as lessee, under that certain lease dated __________, made with CARILLON PROPERTIES, as lessor, hereby ratifies said lease and certifies that:

     1. the "Commencement Date" of said lease was ________________ with the extended term commencing on _______________________; and

     2. the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the premises; and

     3. the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

     4. as of ______________, base rental payable pursuant to the terms of said lease is $________________ per annum; and further, additional rental pursuant to said lease is payable as follows:

     ;and

     5. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ___________________, and neither party thereto is in default thereunder; and

     6. the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

     7. the term of said lease expires on ____________________; and

     8. all conditions under said lease to be performed by the lessor have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any, except _____________; and

     9. all required contributions by lessor to lessee on account of lessee's improvements have been received, except _________________; and

     10. on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said lease by the lessor except _____________________; and

     11. no rental has been paid in advance and no security (except the security deposit in the amount of $________ has been deposited with lessor; and

     12. lessee's floor area is _______ square feet; and

                                    (EXAMPLE)

     13. the most recent payment of current basic rental was for the payment due on __________, 20__, and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date; and

     14. the undersigned acknowledges notice that lessor's interest under the lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to lessor. In the event that Teachers Insurance and Annuity Association of America, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender, lessee agrees that it shall pay its rent and all such other sums to lender.

TENANT, SHALL, FROM TIME TO TIME, UPON WRITTEN REQUEST OF LANDLORD, EXECUTE, ACKNOWLEDGE AND DELIVER TO LANDLORD OR ITS DESIGNEE A WRITTEN STATEMENT AS SHOWN IN EXAMPLE FORM ABOVE PURSUANT TO SECTION 23 OF THE LEASE.


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
Landlord's Initials                     Tenant's Initials